Exhibit 2.2

DESCRIPTION OF SECURITIES

REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT

The description of securities below is being provided for information and reference purposes only and is not intended to be, and must not be, taken as the basis for any investment decision. This description of securities does not constitute an offer to sell or a solicitation of an offer to buy any securities.

As of December 31, 2022, Deutsche Bank AG (“Deutsche Bank”, or “the bank”) had three classes of securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Act”): Ordinary Shares, Subordinated Notes and Series A Global Notes.

A. Description of Ordinary Shares

Terms defined within this subsection entitled “Description of Ordinary Shares” are defined only with respect to this subsection. Certain terms, unless otherwise defined herein, have the meaning given to them in the bank’s Annual Report on Form 20-F for the year ended December 31, 2022.

General

Deutsche Bank’s share capital consists of ordinary shares (the “Ordinary Shares”) issued in registered form without par value. Under German law, shares without par value are deemed to have a “nominal” value equal to the total amount of share capital divided by the number of shares. The Ordinary Shares have a nominal value in this sense of € 2.56 per share. As of December 31, 2022, there were 2,066,773,131 Ordinary Shares issued, of which 2,037,841,513 were outstanding. On February 28, 2023, Deutsche Bank cancelled 26,530,172 Ordinary Shares owned by the bank. Following this cancellation, there were 2,040,242,959 Ordinary Shares issued.

The principal trading market for the Ordinary Shares is the Frankfurt Stock Exchange, where they trade under the symbol “DBK”. The Ordinary Shares are also traded on the other six German stock exchanges (Berlin, Düsseldorf, Hamburg, Hanover, Munich and Stuttgart, trading on each exchange under the symbol “DBK”), on the Eurex and the New York Stock Exchange, where they trade under the symbol “DB”.

Deutsche Bank maintains a share register in Frankfurt am Main and, for the purposes of trading shares on the New York Stock Exchange, a share register in New York.

All shares on German stock exchanges trade in euros, and all shares on the New York Stock Exchange trade in U.S. dollars.

Pre-emptive Rights of Deutsche Bank Shareholders

Authorized Capital

The bank’s share capital may be increased by issuing new shares out of authorized capital against cash payments. The bank’s authorized but unissued capital as of December 31, 2022 amounted to € 2,560,000,000, divided as follows:

• By resolution of the bank’s annual shareholders’ meeting dated May 27, 2021, the Management Board was authorized to increase the bank’s share capital on or before April 30, 2026, once or more than once, by up to a total of € 512,000,000 through the issue of new shares against cash payments. Shareholders are to be granted pre-emptive rights. However, the Management Board is authorized to except broken amounts from shareholders’ pre-emptive rights and to exclude pre-emptive rights insofar as is necessary to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by the bank or its affiliates pre-emptive rights to new shares to the extent that they would be entitled to such rights after exercising their option or conversion rights. The Management Board is also authorized to exclude the pre-emptive rights in full if the issue price of the new shares is not significantly lower than the quoted price of the shares already listed at the time of the final determination of the issue price and the shares issued in accordance with Section 186(3) sentence 4 of the German Stock Corporation Act (Aktiengesetz) do not exceed in total 10 % of the share capital at the time the authorization becomes effective or — if the value is lower — at the time the authorization is utilized. Management Board resolutions to utilize authorized capital and to exclude pre-emptive rights require the Supervisory Board’s approval. The new shares may also be taken up by banks specified by the Management Board with the obligation to offer them to shareholders (indirect pre-emptive right).

• By resolution of the bank’s annual shareholders’ meeting dated May 27, 2021, the Management Board is authorized to increase the bank’s share capital on or before April 30, 2026, once or more than once, by up to a total of € 2,048,000,000 through the issue of new shares against cash payments. Shareholders are to be granted pre-emptive rights. However, the Management Board is authorized to except fractional amounts from shareholders’ pre-emptive rights and to exclude pre-emptive rights insofar as is necessary to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by the bank and its affiliates pre-emptive rights to new shares to the extent that they would be entitled to such rights after exercising their option or conversion rights. Management Board resolutions to utilize authorized capital and to exclude pre-emptive rights require the Supervisory Board’s approval. The new shares may also be taken up by banks specified by the Management Board with the obligation to offer them to shareholders (indirect pre-emptive right).

Shareholders are generally permitted to transfer their preemptive rights. Preemptive rights may be traded on one or more German stock exchanges for a limited number of days prior to the final day the preemptive rights can be exercised.

Conditional Capital

The bank may issue participatory notes that are linked with conversion rights or option rights and/or convertible bonds and/or bonds with warrants. The participatory notes, convertible bonds or bonds with warrants may also be issued by affiliated companies of Deutsche Bank AG. For this purpose, share capital would be increased conditionally upon exercise of these conversion and/or exchange rights or upon mandatory conversion. As of December 31, 2022, the bank did not have any authorized conditional capital.

Form and Transfer

According to the Articles of Association, Deutsche Bank’s shares are issued in the form of registered shares. For purposes of registration in the share register, all shareholders are required to notify the bank of the number of shares they hold and, in the case of natural persons, provide their name, address (physical and electronic) and date of birth and, in the case of legal persons, provide their registered name, business address (physical and electronic) and registered. Being registered in the bank’s share register and timely registration for attendance of the General Meeting are prerequisites for any shareholder’s attendance and exercise of voting rights at the General Meeting.

The form that shares and dividend and renewal coupons are to take will be determined by the bank’s Management Board in agreement with the bank’s Supervisory Board. Global certificates may be issued. The claim of shareholders to have their shares and any dividend and renewal coupons issued in individual certificate form is excluded unless such issue is required by the rules in force at a stock exchange where the shares are listed.

The transferability of the bank’s Ordinary Shares is not restricted by law or the bank’s Articles of Association.

Dividends

Dividend Policy

For 2022, the Management Board intends to propose to the General Meeting a dividend of € 0.30 per share, after having paid a dividend of € 0.20 per share for 2021 and no dividend for 2020.

Deutsche Bank is committed to delivering sustainably growing cash dividends and, over time, returning to shareholders excess capital that is over and above what is required to support profitable growth and upcoming regulatory changes through share buybacks, subject to regulatory approval, shareholder authorization and meeting German corporate law requirements. To that end, subject to meeting the Group’s strategic targets, the Management Board intends to grow the cash dividend per share by 50 % per annum in the next 3 years, starting from the € 0.20 per share paid for the financial year 2021. This would translate into approximately € 3.3 billion of cumulative dividend payments by 2025 with respect to financial years 2021-2024. In relation to the financial year 2024 the bank intends to achieve a total payout ratio of 50 % from a combination of dividends paid and share buybacks executed in 2025; and the bank intends to maintain a 50 % total payout ratio in subsequent years. In addition to the share buyback of € 0.3 billion already concluded in 2022, successfully executing the Group’s financial and strategic plans through 2025 would therefore support the previously announced cumulative distributions to shareholders in the form of dividends paid or share buybacks executed of approximately € 8 billion in respect of financial years 2021-2025. Deutsche Bank’s ambition to return capital to shareholders is further underpinned by the bank’s aim to maintain a robust Common Equity Tier 1 (CET 1) capital ratio of approximately 13%, i.e. to operate with a buffer of 200 basis points above the Maximum Distributable Amount (MDA) threshold the Group currently assumes to prevail over time.

However, Deutsche Bank cannot assure investors that it will pay dividends as it did in previous years, nor at any other level, or at all, in any future period. If Deutsche Bank AG is not profitable, it may not pay dividends at all. Furthermore, if Deutsche Bank AG fails to meet the regulatory capital adequacy requirements under CRR/CRD (including individually imposed capital requirements (so-called “Pillar 2” requirements) and the combined buffer requirement), it may be prohibited from making, and the ECB or the BaFin may suspend or limit, the payment of dividends. In addition, the ECB expects banks to meet “Pillar 2” guidance. If Deutsche Bank AG operates or expects to operate below “Pillar 2” guidance, the ECB will review the reasons why the bank’s capital level has fallen or is expected to fall and may take appropriate and proportionate measures in connection with such shortfall. Any such measures might have an impact on Deutsche Bank AG’s willingness or ability to pay dividends. For further information on regulatory capital adequacy requirements and the powers of Deutsche Bank AG’s regulators to suspend dividend payments, see “Item 4: Information on the Company – Regulation and Supervision – Capital Adequacy Requirements” and “– Investigative and Enforcement Powers” of the bank’s 2022 Annual Report on Form 20-F.

Under German law, Deutsche Bank AG’s dividends are based on the unconsolidated results of Deutsche Bank AG as prepared in accordance with the German Commercial Code (HGB). Deutsche Bank AG’s Management Board, which prepares the annual financial statements of Deutsche Bank AG on an unconsolidated basis, and its Supervisory Board, which reviews them, first allocate part of Deutsche Bank AG’s annual surplus (if any) to Deutsche Bank AG’s statutory reserves and to any losses carried forward, in accordance with applicable legal requirements. They then allocate the remainder of any surplus to other revenue reserves (or retained earnings) and balance sheet profit. They may allocate up to one-half of this remainder to other revenue reserves, and must allocate at least one-half to balance sheet profit. A profit distribution from the balance sheet profit is only permitted to the extent that the balance sheet profit plus distributable earnings exceed potential dividend blocking items, which consist primarily of deferred tax assets, self-developed software and unrealized gains on plan assets, all net of respective deferred tax liabilities.

Deutsche Bank AG may then distribute a portion of or all of the amount of the balance sheet profit not subject to dividend blocking of Deutsche Bank AG if the annual General Meeting so resolves. The annual General Meeting may resolve a non-cash distribution instead of, or in addition to, a cash dividend. However, Deutsche Bank AG is not legally required to distribute its balance sheet profit to its shareholders to the extent that it has issued participatory rights (Genussrechte) or granted a silent participation (stille Beteiligung) that accord their holders the right to a portion of Deutsche Bank AG’s distributable profit.

Deutsche Bank AG declares dividends by resolution of the annual General Meeting and pays them (if any) once a year. Dividends approved at a General Meeting are payable on the third business day after that meeting, unless a later date has been determined at that meeting or by the Articles of Association. In accordance with the German Stock Corporation Act, the record date for determining which holders of Deutsche Bank AG’s ordinary shares are entitled to the payment of dividends, if any, or other distributions whether cash, stock or property, is the date of the General Meeting at which such dividends or other distributions are declared.

Under German law, dividend claims are generally subject to a three-year statute of limitations. In the event of such a limitation, the dividend claim becomes unenforceable and the dividend remains with the bank.

Dividend Payment and Distribution

Shareholders registered with the bank’s New York transfer agent are entitled to elect whether to receive dividend payments in euros or U.S. dollars. For those shareholders, unless instructed otherwise, the bank will convert all cash dividends and other cash distributions with respect to ordinary shares into U.S. dollars prior to payment to the shareholder. The amount distributed will be reduced by any amounts the bank or its New York transfer agent are required to withhold for taxes or other governmental charges. If the bank’s New York transfer agent determines, following consultation with the bank, that in its judgment any foreign currency it receives is not convertible or distributable, the bank’s New York transfer agent may distribute the foreign currency (or a document evidencing the right to receive such currency) or, in its discretion, hold the foreign currency for the account of the shareholder to receive the same.

If any of the bank’s distributions consists of a dividend of the bank’s shares, Link Market Services GmbH and the bank’s New York transfer agent (with respect to shares individually certificated) or the custodian bank with which shareholders have deposited their shares (with respect to shares in global form) will distribute the shares to the shareholders in proportion to their existing shareholdings. Rather than distribute fractional shares, Link Market Services GmbH, the bank’s New York transfer agent or the custodian bank will sell all such fractional shares and distribute the net proceeds to shareholders.

Link Market Services GmbH and the bank’s New York transfer agent (with respect to shares individually certificated) or the custodian bank with which shareholders have deposited their shares (with respect to shares in global form) will also distribute all distributions (other than cash and the bank’s shares or rights) to shareholders in proportion to their shareholdings. In the event that Link Market Services GmbH, the bank’s New York transfer agent or the custodian bank determine that the distribution cannot be made proportionately among shareholders or that it is impossible to make the distribution, they may adopt any method that they consider fair and practicable to effect the distribution. Such methods may include the public or private sale of all or a portion of the securities or property and the distribution of the proceeds. Link Market Services GmbH, the bank’s New York transfer agent or the custodian bank must consult with the bank before adopting any alternative method of distribution.

Depending on whether shares are individually certificated or in global form, we, Link Market Services GmbH, the bank’s New York transfer agent or the custodian bank with which shareholders have deposited their shares will determine whether or not any distribution (including cash, shares, rights or property) is subject to tax or governmental charges. In the case of a cash distribution, the bank may use all or part of the cash to pay any such tax or governmental charge. In the case of other distributions, the bank, Link Market Services GmbH, the bank’s New York transfer agent or the custodian bank may dispose of all or part of the property to be distributed by public or private sale, in order to pay the tax or governmental charge. In all cases, shareholders will receive any net proceeds of any sale or the balance of the cash or property after the deduction for taxes or governmental charges in proportion to their shareholdings.

Voting Rights and Shareholder Meetings

Each of the bank’s shares entitles its registered holder to one vote at Deutsche Bank’s General Meeting. The Annual General Meeting takes place within the first eight months of the fiscal year. Pursuant to the Articles of Association, Deutsche Bank may hold the meeting in Frankfurt am Main, Düsseldorf or any other German city with over 250,000 inhabitants. Unless a shorter period is permitted by law, the Group must give the notice convening the General Meeting at least 30 days before the last day on which shareholders can register their attendance of the General Meeting (which is the sixth day immediately preceding that General Meeting). Shorter periods apply if the General Meeting is called to adopt a resolution on a capital increase in the context of early intervention measures pursuant to the Act on the Recovery and Resolution of Institutions and Financial Groups (Gesetz zur Sanierung und Abwicklung von Instituten und Finanzgruppen). The bank is required to include details regarding the shareholder attendance registration process and the issuance of admission cards in its invitation to the General Meeting.

The Management Board or the Supervisory Board may also call an extraordinary General Meeting. Shareholders holding in the aggregate at least 5% of the nominal value of Deutsche Bank’s share capital may also request that such a meeting be called.

According to the Articles of Association, Deutsche Bank’s shares are issued in the form of registered shares. For purposes of registration in the share register, all shareholders are required to notify the bank of the number of shares they hold and, in the case of natural persons, of their name, address and date of birth and, in the case of legal persons, of their registered name, business address and registered domicile, and in both cases should add an electronic address. Both being registered in the bank’s share register and the timely registration for attendance of the General Meeting constitute prerequisite conditions for any shareholder’s attendance and exercise of voting rights at the General Meeting. Shareholders may register their attendance of a General Meeting with the Management Board (or as otherwise designated in the invitation) by written notice or electronically, no later than the sixth day immediately preceding the date of that General Meeting. Any shareholders who have failed to comply with certain notification requirements summarized under “Notification Requirements” below are precluded from exercising any rights attached to their shares, including voting rights.

Under German law, upon the bank’s request a registered shareholder must inform the Group whether that shareholder owns the shares registered in its name or whether that shareholder holds the shares for any other person as a nominee shareholder. Both the nominee shareholder and the person for whom the shares are held have an obligation to provide the same personal data as required for registration in the share register with respect to the person for whom the shares are held.

Shareholders may appoint proxies to represent them at General Meetings. As a matter of German law, a proxy relating to voting rights granted by shares may be revoked at any time.

As a foreign private issuer, Deutsche Bank is not required to file a proxy statement under U.S. securities law. The proxy voting process for the bank’s shareholders in the United States is substantially similar to the process for publicly held companies incorporated in the United States.

The Annual General Meeting normally adopts resolutions on the following matters:

• Appropriation of distributable balance sheet profits (Bilanzgewinn) from the preceding fiscal year;

• Formal ratification of the acts (Entlastung) of the members of the Management Board and the members of the Supervisory Board in the preceding fiscal year; and

• Appointment of independent auditors for the current fiscal year.

A simple majority of votes cast is generally sufficient to approve a measure, except in cases where a greater majority is otherwise required by the bank’s Articles of Association or by law. Under the German Stock Corporation Act and the German Transformation Act (Umwandlungsgesetz), certain resolutions of fundamental importance require a majority of at least 75% of the share capital represented at the General Meeting adopting the resolution, in addition to a majority of the votes cast. Such resolutions include the following matters, among others:

• Amendments to the Articles of Association changing the Group’s business objectives

• Capital increases that exclude subscription rights

• Capital reductions

• Creation of authorized or conditional capital

• Deutsche Bank’s dissolution

• “Transformations” under the German Transformation Act such as mergers, spin-offs and changes in the bank’s legal form

• Transfer of all the bank’s assets

• Integration of another company and

• Intercompany agreements (in particular, domination and profit-transfer agreements).

Under certain circumstances, such as when a resolution violates the Articles of Association or the German Stock Corporation Act, shareholders may file a shareholder action with the appropriate Regional Court (Landgericht) in Germany to set aside resolutions adopted at the General Meeting.

Under German law, the rights of shareholders as a group can be changed by amendment of the company's articles of association. Any amendment of the Articles of Association requires a resolution of the General Meeting. The authority to amend the Articles of Association, insofar as such amendments merely relate to the wording, such as changes of the share capital as a result of the issuance of shares from authorized capital, has been assigned to the Supervisory Board by the Articles of Association. Pursuant to the Articles of Association, the resolutions of the General Meeting are taken by a simple majority of votes and, insofar as a majority of capital stock is required, by a simple majority of capital stock, except where law or the Articles of Association determine otherwise. The rights of individual shareholders can only be changed with their consent. Amendments to the Articles of Association become effective upon their registration in the Commercial Register.

Liquidation Rights

The German Stock Corporation Act requires that if the bank is liquidated, any liquidation proceeds remaining after the payment of all the bank’s liabilities will be distributed to the bank’s shareholders in proportion to their shareholdings.

Changes to the Rights of Shareholders

Under German law, the rights of shareholders as a group can be changed by amendment of the company’s Articles of Association. Any amendment of the bank’s Articles of Association requires a resolution of the General Meeting. The authority to amend the bank’s Articles of Association, insofar as such amendments merely relate to the wording, such as changes of the share capital as a result of the issuance of shares from authorized capital, has been assigned to the bank’s Supervisory Board by the bank’s Articles of Association. Pursuant to the bank’s Articles of Association, the resolutions of the General Meeting are taken by a simple majority of votes and, insofar as a majority of capital stock is required, by a simple majority of capital stock, except where law or the bank’s Articles of Association determine otherwise. The rights of individual shareholders can only be changed with their consent. Amendments to the Articles of Association become effective upon their registration in the Commercial Register.

Tradable Subscription Rights

Deutsche Bank may determine that the statutory subscription rights to subscribe for its Ordinary Shares that its shareholders receive when the bank conducts a capital increase for which these rights are not excluded will be traded on a stock exchange. For example, on March 20, 2017, the bank’s shareholders received one tradable right per ordinary share, pursuant to a prospectus supplement dated March 20, 2017. The period within which these rights could be exercised expired on April 6, 2017.

The applicable prospectus supplement will describe the specific terms of any such subscription rights offering, including, as applicable:

• the title of the subscription rights;

• the exercise price for the subscription rights;

• the aggregate number of subscription rights issued;

• a discussion of the material U.S. federal, German or other income tax considerations, as well as considerations under the U.S. Employee Retirement Income Security Act of 1974, or “ERISA,” applicable to the issuance of ordinary shares together with statutory subscription rights or exercise of the subscription rights;

• any other terms of the subscription rights, including terms, procedures and limitations relating to the exercise of the subscription rights;

• the terms of the ordinary shares corresponding to the subscription rights;

• information regarding the trading of subscription rights, including the stock exchanges, if any, on which the subscription rights will be tradeable;

• the record date, if any, to determine who is entitled to the subscription rights and the ex-rights date;

• the date on which the rights to exercise the subscription rights will commence, and the date on which the rights will expire;

• the extent to which the offering includes a contractual over-subscription privilege with respect to unsubscribed securities; and

• the material terms of any standby underwriting arrangement the bank enters into in connection with the offering.

Each subscription right will entitle its holder to subscribe for a number of the bank’s Ordinary Shares at an exercise price described in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void. Upon receipt of payment and, if applicable, the subscription form properly completed and executed at the subscription rights agent’s office or another office indicated in the prospectus supplement, the bank will, as soon as practicable, forward Ordinary Shares that can be subscribed for with that exercise. The prospectus supplement may offer more details on how to exercise the subscription rights.

If the bank determines to make appropriate arrangements for rights trading, persons other than the bank’s shareholders can acquire rights as described in the prospectus supplement. In the event subscription rights are offered only to the bank’s shareholders and their rights remain unexercised, the bank may determine to offer the unsubscribed offered securities to persons other than the bank’s shareholders. In addition, the bank may enter into a standby underwriting arrangement with one or more underwriters under which the underwriter or underwriters, as the case may be, will purchase any offered securities remaining unsubscribed for after the offering, as described in the prospectus supplement.

Notification Requirements

Disclosure of Interests in a Listed Stock Corporation

Disclosure Obligations under the German Securities Trading Act

Deutsche Bank AG, as a listed company, and its shareholders are subject to the shareholding disclosure obligations under the German Securities Trading Act (Wertpapierhandelsgesetz). Pursuant to the German Securities Trading Act, any shareholder whose voting interest in a listed company like Deutsche Bank AG, through acquisition, sale or by other means, reaches, exceeds or falls below a 3%, 5%, 10%, 15%, 20%, 25%, 30%, 50% or 75% threshold must notify the bank and the BaFin of its current aggregate voting interest in writing and without undue delay, but at the latest within four trading days. In connection with this requirement, the German Securities Trading Act contains various provisions regarding the attribution of voting rights to the person who actually controls the voting rights attached to the shares.

Furthermore, the voting rights attached to a third party’s shares are attributed to a shareholder if the shareholder coordinates its conduct concerning the listed company with the third party (so-called “acting in concert”) either through an agreement or other means. Acting in concert is deemed to exist if the parties coordinate their voting at the listed company’s general meeting or, outside the general meeting, coordinate their actions with the goal of significantly and permanently modifying the listed company’s corporate strategy. Each party’s voting rights are attributed to each of the other parties acting in concert.

Shareholders failing to comply with their notification obligations are prevented from exercising any rights attached to their shares (including voting rights and the right to receive dividends) until they have complied with the notification requirements. If the failure to comply with the notification obligations specifically relates to the size of the voting interest in Deutsche Bank AG and is the result of willful or grossly negligent conduct, the suspension of shareholder rights is – subject to certain exceptions in case of an incorrect notification deviating no more than 10% from the actual percentage of voting rights – extended by a six-month period commencing upon the submission of the required notification.

Except for the 3% threshold, similar notification obligations exist for reaching, exceeding or falling below the thresholds described above when a person holds, directly or indirectly, certain instruments other than shares. This applies to instruments which grant upon maturity an unconditional right to acquire existing voting shares of Deutsche Bank AG, a discretionary right to acquire such shares, as well as to instruments that refer to such shares and have an economic effect similar to that of the aforementioned instruments, irrespective of whether such instruments are physically or cash-settled. These instruments include, for example, transferable securities, options, futures contracts and swaps. Voting rights to be attributed to a person based on any such instrument will generally be aggregated with the person’s other voting rights deriving from shares or other instruments.

Notice must be given without undue delay, but within four trading days at the latest. The notice period commences as soon as the person obliged to notify knows, or, under the circumstances should know, that his or her voting rights reach, exceed or fall below any of the abovementioned relevant thresholds, but in any event no later than-two trading days after reaching, exceeding or falling below the threshold. Only in case that the voting rights reach, exceed or fall below any of the thresholds as a result of an event affecting all voting rights, the notice period might commence at a later stage. Deutsche Bank AG must publish the foregoing notifications without undue delay, but no later than within three trading days after their receipt, and report such publication to the BaFin. Furthermore, Deutsche Bank AG must publish a notification in case of any increase or decrease of the total number of voting rights without undue delay, but within two trading days at the latest, and such notification must be reported to the BaFin and forwarded to the German Company Register (Unternehmensregister). An exception applies where the increase of the total number of voting rights is due to the issue of new shares from conditional capital. In this case, Deutsche Bank AG must publish the increase at the end of the month in which it occurred. However, such increase must also be notified without undue delay, but within two trading days at the latest, where any other increase or decrease of the total number of voting rights triggers the aforementioned notification requirement.

Non-compliance with the disclosure requirements regarding shareholdings and holdings of other instruments may result in a significant fine imposed by the BaFin. In addition, the BaFin publishes, on its website, sanctions imposed and measures taken indicating the person or entity responsible and the nature of the breach (so-called “naming and shaming”).

Shareholders whose voting rights reach or exceed thresholds of 10% of the voting rights in a listed company, or higher thresholds, are obliged to inform the company within 20 trading days of the purpose of their investment and the origin of the funds used for such investment, unless the articles of association of the listed company provide otherwise. The bank’s Articles of Association do not contain such a provision.

Disclosure Obligations under the German Securities Acquisition and Takeover Act

Pursuant to the German Securities Acquisition and Takeover Act (Wertpapiererwerbs- und Übernahmegesetz), any person whose voting interest reaches or exceeds 30% of the voting shares of a listed stock corporation must, within seven calendar days, publish this fact (including the percentage of its voting rights) on the Internet and by means of an electronically operated financial information dissemination system. In addition, the person must subsequently make a mandatory public tender offer within four weeks to all shareholders of the listed company unless an exemption has been granted. The German Securities Acquisition and Takeover Act contains a number of provisions intended to ensure that shareholdings are attributed to those persons who actually control the voting rights attached to the shares. The provisions regarding coordinated conduct as part of the German Securities Acquisition and Takeover Act (so-called “acting in concert”) and the rules on the attribution of voting rights attached to shares of third parties are the same as the statutory securities trading provisions described above under “Disclosure Obligations under the German Securities Trading Act” except with respect to voting rights of shares underlying instruments whose holders are vested with the right to unilaterally acquire existing voting shares of the listed company or voting rights which may be acquired on the basis of instruments with similar economic effect. If a shareholder fails to provide notice on reaching or exceeding the 30% threshold, or fails to make a public tender offer, the shareholder will be precluded from exercising any rights associated with its shares (including voting and dividend rights) until it has complied with the requirements under the German Securities Acquisition and Takeover Act. In addition, non-compliance with the disclosure requirement may result in a fine.

Disclosure of Participations in a Credit Institution

The German Banking Act (Kreditwesengesetz) requires any person intending to acquire, alone or acting in concert with another person, directly or indirectly, a qualifying holding (bedeutende Beteiligung) in a credit or financial services institution to notify the BaFin and the Bundesbank without undue delay and in writing of the intended acquisition. A qualifying holding is a direct or indirect holding in an undertaking which represents 10% or more of the capital or voting rights or which makes it possible to exercise a significant influence over the management of such undertaking. The required notice must contain information demonstrating, among other things, the reliability of the person or, in the case of a corporation or other legal entity, the reliability of its directors and officers.

A person holding a qualifying holding shall also notify the BaFin and the Bundesbank without undue delay and in writing if he intends to increase the amount of the qualifying holding up to or beyond the thresholds of 20%, 30% or 50% of the voting rights or capital or in such way that the institution comes under such person’s control or if such person intends to reduce the participation below 10% or below one of the other thresholds described above.

The BaFin will have to confirm the receipt of a complete notification within two working days in writing to the proposed acquirer. Within a period of 60 working days from the BaFin’s written confirmation that a complete notification has been received (assessment period), the BaFin will review and, in accordance with Council Regulation (EU) No 1024/2013 of October 15, 2013 conferring specific tasks on the European Central Bank concerning policies relating to the prudential supervision of credit institutions, forward the notification and a proposal for a decision whether or not to object to the acquisition to the ECB. The ECB will decide whether or not to object to the acquisition on the basis of the applicable assessment criteria. Within the assessment period the ECB may prohibit the intended acquisition in particular if there appears to be reason to assume that the acquirer or its directors and officers are not reliable or that the acquirer is not financially sound, that the participation would impair the effective supervision of the relevant credit institution, that a prospective managing director (Geschäftsleiter) is not reliable or not qualified, that money laundering or financing of terrorism has occurred or been attempted in connection with the intended acquisition, or that there would be an increased risk of such illegal acts as a result of the intended acquisition. During the assessment period the BaFin may request further information necessary for its or the ECB’s assessment. Generally, such a request delays the expiration of the assessment period by up to 30 business days. If the information submitted is incomplete or incorrect the ECB may prohibit the intended acquisition.

If a person acquires a qualifying holding despite such prohibition or without making the required notification, the competent authority may prohibit the person from exercising the voting rights attached to the shares. In addition, non-compliance with the disclosure requirement may result in the imposition of a fine in accordance with statutory provisions. Moreover, the competent authority may order that any disposition of the shares requires its approval and may ultimately appoint a trustee to exercise the voting rights attached to the shares or to sell the shares to the extent they constitute a qualifying holding.

Disclosure of Participations in Regulated Subsidiaries

The acquisition of shares in Deutsche Bank AG may trigger an obligation to notify certain national competent authorities in charge of the supervision of regulated subsidiaries of Deutsche Bank AG, provided that such acquisition of shares is treated as an indirect acquisition of a stake in the relevant subsidiaries and the applicable threshold under local law is reached or exceeded. This applies in particular to subsidiaries in a member state of the European Economic Area for which the CRR sets forth a threshold of 10%. Other jurisdictions may apply lower thresholds. For example, because the bank controls Deutsche Bank (Malaysia) Berhad, Section 87(1) of the Malaysian Financial Services Act 2013 requires approval of Bank Negara Malaysia (the Malaysian central bank) of any acquisition of 5% or more of the bank’s ordinary shares. Also, because Deutsche Bank controls bank subsidiaries in the United States, including Deutsche Bank Trust Company Americas, and has securities registered under the U.S. Securities Exchange Act of 1934, the U.S. Change in Bank Control Act requires that any person or any persons acting in concert may acquire control of 10% or more of the bank’s ordinary shares only subject to the approval of the Federal Reserve Board and other U.S. regulators.

Review of Acquisition of 10 % of voting rights or more by the German Federal Ministry of Economic Affairs and Climate Action

Pursuant to the German Foreign Trade Act (Außenwirtschaftsgesetz) and the German Foreign Trade Regulation (Außenwirtschaftsverordnung), acquisitions may be reviewed by the German Federal Ministry of Economic Affairs and Climate Action (the “Ministry”) where the initial direct or indirect acquisition of voting rights in a German company by investors from outside the European Union (EU) and the European Free Trade Association (Iceland, Lichtenstein, Norway and Switzerland) exceed 10%, 20% or 25%, or where voting rights in a German company by investors outside the EU or European Free Trade Association exceed 20%, 25%, 40%, 50% or 75% through direct or indirect subsequent acquisitions. Both the thresholds for the applicable initial voting rights (10%, 20% or 25%) and whether a filing obligation exists or not, depend on the industry sector the target company is active in. The Ministry must be notified in writing regarding the conclusion of a contract where the direct or indirect acquisition by an investor from outside the European Union and the European Free Trade Association is 10% or 20% (or where the direct or indirect subsequent acquisitions exceeding 20%, 25%, 40%, 50% or 75% of the voting rights) of the voting rights in a German company which operates certain critical infrastructure (including inter alia certain services in the financial sector) or operates in other certain sensitive sectors (including inter alia certain technologies, IT, telecommunication, healthcare or the media). The Ministry must also be notified in writing regarding the conclusion of a contract where there is a direct or indirect acquisition by an investor from outside Germany of 10% or more of the voting rights in a German company operating in the defense or cryptology sectors (or where the direct or indirect subsequent acquisitions exceeds 20%, 25%, 40%, 50% or 75% of the voting rights). If Deutsche Bank is considered to be a company which operates in any such critical infrastructure or sensitive sector, the Ministry would need to be notified of an acquisition of voting rights in Deutsche Bank that meets the abovementioned thresholds. Pending clearance by the Ministry, an acquisition subject to this notification requirement must not be consummated without clearance and its implementation would be legally void.

Consummating such an acquisition without clearance may also result in administrative fines of up to € 500,000 (acting negligently) or up to five years imprisonment or monetary fines (acting willfully). The acquirer may seek voluntary pre-clearance of a proposed acquisition from the Ministry that is not subject to a mandatory filing. The Ministry may impose conditions on the acquisition, prohibit the acquisition, or require that it is unwound, if the Ministry determines that the acquisition will likely affect the public order or public security of Germany or another EU member state, or in relation to certain projects or programs of interest for the European Union pursuant to the "EU-Screening regulation, or likely affects the essential security interests of Germany. The Ministry’s decision to review an acquisition must be made within two months following the Ministry’s knowledge of the conclusion of the acquisition contract, of the publication of the decision to launch a take-over bid or of the publication of the acquisition of control. The review must be completed within four months following receipt of the complete set of acquisition documents and any additional information requested by the Ministry. The Ministry can extend its review period up to an additional four months. A review is precluded if more than five years have passed since the acquisition.

B. Fixed to Fixed Reset Rate Subordinated Tier 2 Notes due 2028

Terms defined within this subsection entitled “Fixed to Fixed Reset Rate Subordinated Tier 2 Notes due 2028” are defined only with respect to this subsection. Certain terms, unless otherwise defined herein, have the meaning given to them in the relevant indenture and/or supplemental indenture (as applicable).

General

On May 21, 2013 (the “Issue Date”), Deutsche Bank issued $1,500,000,000 aggregate principal amount of fixed to fixed reset rate subordinated Tier 2 notes (the “Subordinated Notes”) due May 24, 2028 (the “Maturity Date”). The Subordinated Notes constitute a separate series of subordinated debt securities issued under a subordinated indenture (the “Subordinated Indenture”) comprising a base subordinated indenture (the “Base Indenture”) entered into on May 21, 2013, and a supplement thereto (the “Supplemental Subordinated Indenture”) dated May 24, 2013, among the bank, Wilmington Trust, National Association, as trustee and Deutsche Bank Trust Company Americas, as initial principal paying agent, transfer agent and registrar.

Subject to any redemption prior to the Maturity Date, as described below, the Subordinated Notes will bear interest (i) from (and including) the date of issuance to (but excluding) May 24, 2023 (the “Reset Date”) at a rate of 4.296% per year and (ii) from (and including) the Reset Date to (but excluding) the Maturity Date at a rate per year which will be 2.2475% above the 5 year Swap Rate (as defined below). Interest on the Subordinated Notes is payable semi-annually in arrears on May 24 and November 24 of each year, commencing on November 24, 2013.

The Subordinated Notes and the Subordinated Indenture are governed by and construed in accordance with the laws of the State of New York, except for the subordination provisions of each of the Subordinated Notes and the Subordinated Indenture, which are governed by and construed in accordance with German law.

The Subordinated Notes are admitted to trade on the New York Stock Exchange under the trading symbol “DB /28”.

Trustee and Paying Agent Information

Wilmington Trust, National Association, acts as the trustee (the “Trustee”) for the Subordinated Notes. The Trustee’s contact information is as follows: 116 Mercer Street, Suite 2 R, New York, New York 10012.

Deutsche Bank Trust Company Americas (“DBTCA” or the “Agent”) acts as initial principal paying agent, transfer agent and registrar for the Subordinated Notes. DBTCA is a wholly owned subsidiary of Deutsche Bank. DBTCA’s contact information is as follows: Global Securities Services, Global Transaction Banking, 1 Columbus Circle, 17th Floor, Mail Stop: NYC01-1701, New York, New York 10019-8735.

Interest Payments on the Subordinated Notes

Subject to any redemption prior to the Maturity Date, as described below, the Subordinated Notes will bear interest (i) from (and including) the Issue Date to (but excluding) May 24, 2023 (the “Reset Date”), at a rate of 4.296% per year and (ii) from (and including) the Reset Date to (but excluding) the Maturity Date at a rate per year which will be 2.2475% above the 5 year Swap Rate (as defined below). Interest is payable semi-annually in arrears on May 24 and November 24 of each year, commencing on November 24, 2013 (each, an “Interest Payment Date”) Interest on the Subordinated Notes is computed on the basis of a 360-day year of twelve 30-day months. The regular record dates for the Subordinated Notes will be the Business Day immediately preceding the relevant Interest Payment Date.

If any scheduled Interest Payment Date is not a Business Day, the bank will pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date. If the scheduled Maturity Date or date of redemption or repayment is not a Business Day, the bank may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled Maturity Date or date of redemption or repayment.

“5 year Swap Rate” means the 5 year semi-annual mid-swap rate as displayed on Reuters screen “ISDAFIX1” (or any successor page) as at 11:00 a.m. (New York time) (the “Reset Screen Page”), on the day falling two Business Days prior to the Reset Date (the “Reset Interest Determination Date”).

In the event that the 5 year Swap Rate does not appear on the Reset Screen Page on the Reset Interest Determination Date, the 5 year Swap Rate will be the Reset Reference Bank Rate on the Reset Interest Determination Date. “Reset Reference Bank Rate” means the percentage rate determined on the basis of the 5 year Swap Rate Quotations provided by five leading swap dealers in the interbank market (the “Reset Reference Banks”) to the paying agent at approximately 11:00 a.m. (New York time), on the Reset Interest Determination Date. If at least three quotations are provided, the 5 year Swap Rate will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two quotations are provided, the 5 year Swap Rate will be the arithmetic mean of the quotations provided. If only one quotation is provided, the 5 year Swap Rate will be the quotation provided. If no quotations are provided, the 5 year Swap Rate will be equal to the last available 5 year semi-annual mid-swap rate on the Reset Screen Page.

Each such “5 year Swap Rate Quotation” means the arithmetic mean of the bid and offered rates for the semi-annual fixed leg (calculated on a basis of a 360-day year of twelve 30-day months) of a fixed-for-floating U.S. dollar interest rate swap which (i) has a term of 5 years commencing on the Reset Date, (ii) is in an amount that is representative of a single transaction in the relevant market at the relevant time with an acknowledged dealer of good credit in the swap market and (iii) has a floating leg based on the 3-month U.S. dollar LIBOR rate (calculated on basis of the actual number of days elapsed in 360-day year).

“Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City and London.

Payment of principal of, interest on and other amounts owing under the Subordinated Notes, so long as the Subordinated Notes are represented by global securities, will be made to the account of the Depositary, as holder of the global notes, by wire transfer of immediately available funds. The bank expects that the Depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the global notes as shown on the records of the Depositary. The bank also expects that payments by the Depositary’s participants to owners of beneficial interests in the global notes will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Payment of Additional Amounts

Every net payment of the principal of, interest on and other amounts owing under the Subordinated Notes will be made without any withholding or deduction for or on account of any present or future taxes, duties or governmental charges of any nature whatsoever imposed, levied or collected by or on behalf of any relevant jurisdiction, as defined below under “—Redemption—Tax Redemption,” or by or on behalf of any political subdivision or authority therein or thereof having the power to tax (“withholding taxes”), unless such deduction or withholding is required by law. In such event, the bank will, with respect to any of the Subordinated Notes and subject to certain exceptions and limitations set forth below, pay any additional amounts (“Additional Amounts”) to the beneficial owners of any Subordinated Note as may be necessary in order that every net payment of the principal of, interest on and other amounts owing under such Subordinated Note, after the application of any withholding taxes, will not be less than the amount provided for in such Subordinated Note to be then due and payable.

The bank will not, however, make any payment of Additional Amounts to any beneficial owner on account of:

• any present or future tax, assessment or other governmental charge that would not have been so imposed but for the existence of any present or former connection between a holder or beneficial owner of the Subordinated Notes and any relevant jurisdiction other than the mere holding or beneficial ownership of the Subordinated Notes;

• any present or future tax, assessment or other governmental charge that would not have been so imposed but for the presentation by or on behalf of the beneficial owner of such Subordinated Note for payment on a date more than 15 days after the date on which payment became due and payable or the date on which payment of such Subordinated Note is duly provided for, whichever occurs later;

• any present or future tax, assessment or other governmental charge to the extent such deduction or withholding can be avoided or reduced if the holder or beneficial owner of the Subordinated Note (or any financial institution through which the holder or beneficial owner holds the Subordinated Notes or through which payment on the Subordinated Note is made) (i) makes a declaration of non-residence or other similar claim for exemption to the relevant tax authority or complies with any reasonable certification, documentation, information or other reporting requirement imposed by the relevant tax authority or (ii) enters into or complies with any applicable certification, identification, information, documentation, registration or other reporting requirement or agreement concerning accounts maintained by the holder or beneficial owner (or such financial institution) or concerning ownership of the holder or beneficial owner (or financial institution) or concerning such holder’s or beneficial owner’s (or such financial institution’s) nationality, residence, identity or connection with the jurisdiction imposing such tax;

• any estate, inheritance, gift, sales, transfer, excise, capital gains, financial transaction or personal property tax or any similar tax, assessment or governmental charge;

• any present or future tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of such Subordinated Note;

• any present or future withholding taxes which are deducted or withheld pursuant to (i) European Council Directive 2003/48/EC (as replaced by European Council Directive 2011/48/EC (as amended by European Council Directive 2014/107)) or any other European Union Directive or Regulation implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income, or (ii) any international treaty or understanding entered into for the purpose of facilitating cooperation in the reporting and collection of savings income and to which (x) the United States, or (y) the European Union or Germany is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such Directive, Regulation, treaty or understanding;

• any present or future withholding taxes which are deducted or withheld from payments on a Subordinated Note that is presented for payment by or on behalf of a beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant Subordinated Note to another paying agent in a member state of the European Union;

• any combination of the items listed above.

Nor will the bank pay Additional Amounts with respect to any payment on a Subordinated Note to a holder who is a fiduciary or partnership or other than the sole beneficial owner of the payment to the extent the payment would be required by the laws of a relevant jurisdiction (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to the Additional Amounts had the beneficiary, settlor, member or beneficial owner been the holder of the Subordinated Note.

Redemption

Unless previously redeemed or purchased and cancelled, the Subordinated Notes will be redeemed on the Maturity Date at 100% of their principal amount together with any accrued and unpaid interest to (but excluding) the Maturity Date. No subsequent agreement may limit the subordination provisions applicable to the Subordinated Notes, amend their maturity date or redemption date to an earlier date or shorten any applicable notice period.

If any Subordinated Notes are redeemed or repurchased before the date on which such redemption or repurchase is permitted under the terms thereof (other than a tax redemption or a redemption due to a Capital Disqualification Event) or repurchased by the bank otherwise than in connection with limited market making and customer transaction facilitation activities permitted by applicable law and with the prior approval of the bank’s competent supervisor authority, then any amounts paid must be returned to the bank irrespective of any agreement to the contrary, unless the Subordinated Notes so redeemed or repurchased have been replaced, with the prior approval of the bank’s competent supervisory authority, by own funds instruments of equal or higher quality at terms that are sustainable for the bank’s income capacity, or the bank’s competent supervisory authority has otherwise approved such redemption or repurchase.

Optional Redemption

The bank may redeem all, but not some, of the Subordinated Notes at its option on the Reset Date, upon the giving of a notice of redemption described below. The redemption price will be equal to 100% of the principal amount of the Subordinated Notes together with accrued interest to the Reset Date. The bank will only be permitted to redeem the Subordinated Notes with the prior approval of the bank’s competent supervisory authority and if, when and to the extent not prohibited by CRR/CRD as then in effect in the Federal Republic of Germany.

Notice of a redemption on the Reset Date will be given not less than 30 nor more than 60 days prior to the Reset Date, which date and the applicable redemption price will be specified in the notice. Notice to be given is detailed in the section “—Notices” below.

Tax Redemption

The bank may redeem all, but not some, of the Subordinated Notes at its option at any time prior to the Maturity Date, upon the giving of a notice of tax redemption as described below, if the bank determines that, as a result of:

• any change in or amendment to the laws, or any regulations or rulings promulgated under the laws of a relevant jurisdiction (as defined below), or of any political subdivision or taxing authority thereof or therein affecting taxation; or

• any change in or announcement of an official position regarding the application or interpretation of the laws, regulations or rulings referred to above,

in each case, which change or amendment becomes effective or, in the case of a change in or announcement of an official position, is announced, the bank has or there is a substantial probability that the bank will become obligated to pay Additional Amounts with respect to any of those Subordinated Notes as described above under “—Payment of Additional Amounts.” The redemption price will be equal to 100% of the principal amount of the Subordinated Notes together with accrued but unpaid interest to the date fixed for redemption. Any such redemption will be subject to the prior approval of the bank’s competent supervisory authority. In addition, the bank will only be permitted to redeem the Subordinated Notes if, when and to the extent not prohibited by CRR/CRD as then in effect in the Federal Republic of Germany.

If the bank elects to redeem the Subordinated Notes, they will cease to accrue interest from the redemption date, unless the bank fails to pay the redemption price on the payment date.

Prior to the giving of any notice of tax redemption, the bank will deliver to the Trustee:

• a certificate stating that the bank is entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to the bank’s right to so redeem have occurred; and

• an opinion of independent legal counsel satisfactory to the Trustee to the effect that the bank is entitled to effect the redemption based on the statement of facts set forth in the certificate;

provided that no notice of tax redemption may be given earlier than 60 calendar days prior to the earliest date on which the bank would be obligated to pay the additional amounts if a payment in respect of the Subordinated Notes were then due.

Notice of tax redemption will be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice. Notice to be given is detailed in the section “—Notices” below.

The term “relevant jurisdiction” as used herein means Germany, the United States or the jurisdiction of residence or incorporation of any successor corporation of the bank.

Redemption due to a Capital Disqualification Event

The bank may redeem all, but not some, of the Subordinated Notes at its option at any time prior to the Maturity Date, upon the giving of a notice of redemption described below, if, at any time immediately prior to the giving of the notice referred to above, a Capital Disqualification Event has occurred and is continuing. The redemption price will be equal to 100% of the principal amount of the Subordinated Notes together with accrued but unpaid interest to the date fixed for redemption. Any such redemption will be subject to the prior approval of the bank’s competent supervisory authority. In addition, the bank will only be permitted to redeem the Subordinated Notes if, when and to the extent not prohibited by CRR/CRD as then in effect in the Federal Republic of Germany.

A “Capital Disqualification Event” shall be deemed to have occurred if, as a result of any amendment or supplement to, or change in, the Capital Regulations which are in effect at the Issue Date, the Subordinated Notes are fully excluded from Tier 2 Capital (as defined in the Capital Regulations) of the bank and/or its subsidiaries.

“Capital Regulations” means, at any time, the regulations, requirements, guidelines and policies relating to capital adequacy adopted by bodies of the European Union or the Federal Republic of Germany or any other competent authority then in effect in the Federal Republic of Germany and applicable to the bank.

“CRD” means Directive No 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access of activity of credit institutions and the prudential supervision of credit institutions and investment firms, as amended, recast, supplemented or replaced from time to time.

“CRR” means Regulation (EU) No 575/2013 of the European Parliament and the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms (including any provisions of regulatory law supplementing this Regulation), as amended, recast, supplemented or replaced from time to time.

“CRR/CRD” means, taken together, (i) the CRR, (ii) the CRD, and (iii) any Capital Regulations relating thereto.

Notice of a redemption due to a Capital Disqualification Event will be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice. Notice to be given is detailed in the section “Notices” below.

If the bank elects to redeem the Subordinated Notes, they will cease to accrue interest from the redemption date, unless the bank fails to pay the redemption price on the payment date.

Repurchase

With the prior approval of the bank’s competent supervisory authority and to the extent the bank is permitted to do so under the terms of the Subordinated Notes and applicable law, including CRR/CRD as then in effect in the Federal Republic of Germany, the bank may from time to time purchase Subordinated Notes in the open market or by tender or by private agreement in any manner and at any price or at differing prices. The bank may, at its discretion or if required under applicable law or regulation, treat any Subordinated Notes that the bank has so purchased beneficially for its own account (other than in connection with dealing in securities) as cancelled, upon which they will no longer be issued and outstanding. Any such purchases are subject to the prior approval of the bank’s competent supervisory authority.

Ranking and Status

The Subordinated Notes constitute the bank’s direct, unconditional, unsecured and subordinated obligations and are subordinate to the claims of the bank’s unsubordinated creditors (including claims against the bank under the bank’s unsubordinated non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including the bank’s obligations under any such debt instruments that the bank issued before July 21, 2018 and that are subject to Section 46f(9) sentence 2 of the German Banking Act) or any successor provision thereof). They rank at least on parity with the claims of the holders of all the bank’s other subordinated indebtedness, except that they rank in priority to the claims of the holders of any of the bank’s subordinated indebtedness that by its express terms or by operation of law is stated to rank junior to the Subordinated Notes. Any right to set off any claims for interest, repayment and any other claims under the Subordinated Notes (referred to herein as “Payment Claims”), against claims of the bank will be excluded (see “—Waiver of Right to Set-Off”). No collateral or guarantee will be given to secure Payment Claims. The Payment Claims will be subordinated in the event of the bank’s insolvency or liquidation to the claims of all other creditors which are not also subordinated (including claims against the bank under the bank’s unsubordinated non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including the bank’s obligations under any such debt instruments that the bank issued before July 21, 2018 and that are subject to Section 46f(9) sentence 2 of the German Banking Act) or any successor provision thereof) and will, in any such event, only be satisfied after all such claims against the bank which are not subordinated have been satisfied.

Prior to the bank’s insolvency or liquidation, the Payment Claims will be subject to the relevant resolution laws and regulations as applicable to the bank from time to time, pursuant to which the Payment Claims may be subject to the powers exercised by the bank’s competent resolution authority to (i) write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount in respect of the Subordinated Notes; (ii) convert the Subordinated Notes into ordinary shares of (A) the bank, (B) any entity of the bank’s group or (C) any bridge bank, or other instruments qualifying as common equity tier 1 capital (and the issue to or conferral on the holders (including the beneficial owners) of the Subordinated Notes of such ordinary shares or instruments); and/or (iii) apply any other resolution measure, including, but not limited to, (A) any transfer of the Subordinated Notes to another entity, (B) the amendment, modification or variation of the terms and conditions of the Subordinated Notes or (C) the cancellation of the Subordinated Notes, and no holder of the Subordinated Notes will have any claim against the bank in connection with or arising out of the application of any such resolution power.

Further Issuances

The bank may, from time to time, without the consent of the holders of the Subordinated Notes, issue additional notes under the Subordinated Indenture having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Subordinated Notes except for the price to the public and issue date. Any such additional notes, together with the Subordinated Notes, may constitute a single series of securities under the Subordinated Indenture, provided that if such additional notes have the same CUSIP, ISIN or other identifying number as the outstanding Subordinated Notes, such additional notes must either (i) be issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes or (ii) be otherwise issued in a qualified reopening for U.S. federal income tax purposes. There is no limitation on the amount of notes or other debt securities that the bank may issue under the Subordinated Indenture.

Event of Default

An “Event of Default” with respect to the Subordinated Notes means the opening of insolvency proceedings against the bank by a German court having jurisdiction over the bank.

There are no other events of default under the Subordinated Notes. In particular, neither non-viability (as defined under the laws governing the supervision of financial institutions, as applicable in the Federal Republic of Germany) nor a Regulatory Bail-in in connection therewith will constitute an Event of Default with respect to the Subordinated Notes.

If an Event of Default occurs or is continuing, the Trustee or the holder or holders of not less than 33 1/3% in aggregate principal amount of all outstanding subordinated debt securities issued under the Base Indenture, voting as one class, by notice in writing to the bank, may declare the principal amount of the Subordinated Notes and interest accrued thereon to be due and payable immediately in accordance with the terms of the Subordinated Indenture.

If the bank fails to make payments of principal of, interest on, or other amounts owing under the Subordinated Notes when due for reasons other than (i) pursuant to the subordination provisions of the Subordinated Notes or (ii) due to a Regulatory Bail-in, the bank will be in default on its obligations under the Subordinated Indenture. In such case, the Trustee and the holders of the Subordinated Notes could take action against the bank, but they may not accelerate the maturity of the Subordinated Notes. If the bank fails to make any payments of principal of, interest on or other amounts owing under the Subordinated Notes when due (i) pursuant to the subordination provisions of the Subordinated Notes or (ii) due to a Regulatory Bail-in, the Trustee and the holders of the Subordinated Notes will not be permitted to take such action. Moreover, in the event of a Regulatory Bail-in, you may permanently lose the right to the affected amounts. Furthermore, if the bank becomes subject to German insolvency proceedings, the Trustee and holders of the Subordinated Notes will have no right to file a claim against the bank unless the competent insolvency court allows the filing of subordinated claims.

Upon the occurrence of any Event of Default or any default in the payment of principal of, interest on, or other amounts owing under the Subordinated Notes, the bank shall give prompt written notice to the Trustee. In accordance with the Subordinated Indenture, the Trustee may proceed to protect and enforce its rights and the rights of the holders of the Subordinated Notes whether in connection with any breach by the bank of its obligations under the Subordinated Notes, the Subordinated Indenture or otherwise, by such judicial proceedings as the Trustee shall deem most effective, provided that the bank shall not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to principal or interest on the Subordinated Notes prior to any date on which the principal of, or any interest on, the Subordinated Notes would have otherwise been payable.

Other than the limited remedies specified above, no remedy against the bank shall be available to the Trustee or the holders of the Subordinated Notes whether for the recovery of amounts owing in respect of such Subordinated Notes or under the Subordinated Indenture or in respect of any breach by the bank of the bank’s obligations under the Subordinated Indenture or in respect of the Subordinated Notes, except that the Trustee and the holders shall have such rights and powers as they are required to have under the Trust Indenture Act, and provided that any payments are subject to the subordination provisions set forth in the Subordinated Indenture.

A “Regulatory Bail-in” means a subjection of the claims for payment of principal, interest or other amounts under the Subordinated Notes to a permanent reduction, including to zero, or a conversion of the Subordinated Notes, in whole or in part, into equity of the bank, such as ordinary shares, in each case pursuant to German law.

Trustee and Paying Agent Indemnification Provisions

The bank has agreed to pay to the Trustee and Agent from time to time, and the Trustee and Agent shall be entitled to, the compensation agreed in writing between the bank and the Trustee or Agent (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the bank covenanted and agreed to pay or reimburse the Trustee, Agent and each predecessor Trustee and Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of the Indenture by pursuant to which the Subordinated Notes were issued (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or willful misconduct. The bank must also indemnify the Trustee, Agent and each predecessor Trustee and Agent and all of their respective officers, directors and employees, for and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Subordinated Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The bank’s obligations to compensate and indemnify the Trustee, Agent and each predecessor Trustee and Agent and to pay or reimburse the Trustee, Agent and each predecessor Trustee and Agent for expenses, disbursements and advances shall constitute additional indebtedness hereunder and will survive the satisfaction and discharge of this Subordinated Indenture.

Notices

Notices to be given to holders of Subordinated Notes represented by a global note will be given only to the Depositary, as the registered holder, in accordance with its applicable policies as in effect from time to time. The bank expects that any such notices will be passed on by the Depositary to the beneficial owners of interests in the Subordinated Notes in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants, including Clearstream, Luxembourg and the Euroclear operator. Notices to be given in respect of Subordinated Notes held in street name will be given only to the bank, broker or other financial institution in whose name the Subordinated Notes are registered, and not the owner of any beneficial interests. Notices to be given to holders of certificated (i.e., definitive) Subordinated Notes will be sent by mail to the respective addresses of the holders as they appear in the note register, and will be deemed given when mailed.

Modification of the Terms of the Subordinated Notes or Rights of Holders

Modifications without Consent of the Holders

The bank and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

a) to evidence the succession of another corporation to the bank, or successive successions, and the assumption by the successor corporation of the covenants, agreements and the bank’s obligations pursuant to Article 9 of the Base Indenture;

b) to add to the bank’s covenants such further covenants, restrictions, conditions or provisions as the bank and the Trustee shall consider to be for the protection of the Holders of Subordinated Notes or Coupons;

c) to cure any ambiguity or to correct or supplement any provision contained in the Subordinated Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the Subordinated Indenture or in any supplemental indenture, or to make any other provisions as the bank may deem necessary or desirable, provided that no such action shall adversely affect the interests of the Holders of the Subordinated Notes or Coupons;

d) to establish the forms or terms of Subordinated Notes of any series or of the Coupons appertaining to such Subordinated Notes as permitted by Sections 2.01 and 2.03 of the Base Indenture; and

e) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Subordinated Notes of one or more series and to add to or change any of the provisions of the Base Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11 of the Base Indenture.

The Trustee is authorized to join with the bank in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under the Base Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Subordinated Notes at the time outstanding, notwithstanding any of the provisions of Section 8.02 of the Base Indenture.

Modifications with Consent of the Holders

With the consent (evidenced as provided in Article 7 of the Base Indenture) of the Holders of not less than a majority in aggregate principal amount of the Subordinated Notes at the time Outstanding of all series affected by such supplemental indenture (voting as one class), the bank, when authorized by a resolution of its Board (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Subordinated Notes of each such series or of the Coupons appertaining to such Subordinated Note; provided, that no such supplemental indenture shall (a) (i) change the final maturity of any Subordinated Note, (ii) reduce the principal amount thereof, (iii) reduce the rate or change the time of payment of interest thereon, (iv) reduce any amount payable on redemption thereof, (v) make the principal thereof (including any amount in respect of original issue discount), or interest thereon payable in any coin or currency other than that provided in the Subordinated Notes and Coupons or in accordance with the terms thereof, (vi) modify or amend any provisions for converting any currency into any other currency as provided in the Subordinated Notes or Coupons or in accordance with the terms thereof, (vii) reduce the amount of the principal of an Original Issue Discount Security that would be provable in bankruptcy pursuant to Section 5.02, (viii) modify or amend any provisions relating to the conversion or exchange of the Subordinated Notes or Coupons for securities of the bank’s or of other entities or other property (or the cash value thereof), including the determination of the amount of securities or other property (or cash) into which the Subordinated Notes shall be converted or exchanged, other than as provided in the antidilution provisions or other similar adjustment provisions of the Subordinated Notes or Coupons or otherwise in accordance with the terms thereof, (ix) alter the provisions of Section 11.11 or 11.13 of the Base Indenture or impair or affect the right of any Subordinated Note Holder to institute suit for the payment thereof or, if the Subordinated Notes provide therefor, any right of repayment at the option of the Subordinated Note Holder, (x) modify the provisions of the Base Indenture with respect to the subordination of the Subordinated Notes in a manner adverse to the Holders, in each case without the consent of the Holder of each Subordinated Note so affected; or (b) reduce the aforesaid percentage of Subordinated Notes of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of each Subordinated Note Holder so affected.

Upon the bank’s request, and upon the filing with the Trustee of evidence of the consent of the Holders of the Subordinated Notes as aforesaid and other documents, if any, required by Section 7.01 of the Base Indenture, the Trustee shall join with the bank in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties, liabilities or immunities under the Base Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders of the Subordinated Notes under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Notwithstanding the foregoing, any amendment made solely to conform the provisions of the Supplemental Subordinated Indenture to the description of the Subordinated Notes contained in the bank’s prospectus supplement dated May 21, 2013 will not be deemed to adversely affect the interests of the Holders of the Subordinated Notes.

Form, Transfer, Beneficial Ownership and Denomination of the Subordinated Notes

The bank issued the Subordinated Notes in fully registered, global (i.e., book-entry) form. Book-entry interests in the Subordinated Notes were issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof. The Subordinated Notes are represented by global securities in the name of Cede & Co., the nominee of the Depositary Trust Company (the “Depositary”). Beneficial interests in the Subordinated Notes are held through the Depositary and its participants.

Purchases of the Subordinated Notes under the Depositary’s system must be made by or through its direct participants, which will receive a credit for the Subordinated Notes on the Depositary’s records. The ownership interest of each actual purchaser of each Subordinated Note (the “beneficial owner”) is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Subordinated Notes are to be made by entries on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in Subordinated Notes, except in the event that use of the book-entry system for the Subordinated Notes is discontinued.

To facilitate subsequent transfers, all Subordinated Notes deposited with the Depositary are registered in the name of Cede & Co, or such other name as may be requested by the Depositary. The deposit of Subordinated Notes with the Depositary and their registration in the name of Cede & Co. or such other nominee of the Depositary do not effect any change in beneficial ownership. The Depositary has no knowledge of the actual beneficial owners of the Subordinated Notes; the Depositary’s records reflect only the identity of the direct participants to whose accounts the Subordinated Notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Waiver of Right to Set-Off

By accepting a Subordinated Note, each holder is deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Subordinated Note or the Subordinated Indenture (or between the bank’s obligations under or in respect of any Subordinated Note and any liability owed by a holder) that they might otherwise have against the bank, whether before or during the bank’s winding up or administration, and the claims of a holder of a Subordinated Note may not be set off against any of the bank’s claims.

Replacement of Subordinated Notes

At the expense of the holder, the bank may, in its discretion, replace any Subordinated Notes that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen. The mutilated Subordinated Notes must be delivered to the trustee, the paying agent and the registrar or satisfactory evidence of the destruction, loss or theft of the Subordinated Notes must be delivered to the bank, the paying agent, the registrar and the trustee. At the expense of the holder, an indemnity that is satisfactory to the bank, the principal paying agent, the registrar, in the case of registered Subordinated Notes, and the Trustee may be required before a replacement Subordinated Note will be issued.

C. 4.50% Fixed Rate Subordinated Tier 2 Notes Due 2025

Terms defined within this subsection entitled “4.50% Fixed Rate Subordinated Tier 2 Notes Due 2025” are defined only with respect to this subsection. Certain terms, unless otherwise defined herein, have the meaning given to them in the relevant indenture and/or supplemental indenture (as applicable).

General

On April 1, 2015 (the “Issue Date”), Deutsche Bank issued $1,500,000,000 aggregate principal amount of 4.50% fixed rate subordinated Tier 2 notes (the “Subordinated Notes”) due April 1, 2025 (the “Maturity Date”).

The Subordinated Notes were issued pursuant to a prospectus supplement dated March 27, 2015 and a prospectus dated September 28, 2012. The Subordinated Notes constitute a separate series of subordinated debt securities issued under a subordinated indenture (the “Subordinated Indenture”) comprising a base subordinated indenture (the “Base Indenture”) entered into on May 21, 2013, as supplemented by a second supplemental subordinated indenture (the “Supplemental Subordinated Indenture”) entered into on April 1, 2015, among the bank, Wilmington Trust, National Association, as trustee and Deutsche Bank Trust Company Americas, as initial principal paying agent, transfer agent and registrar and authenticating agent.

The Subordinated Notes and the Subordinated Indenture are governed by and construed in accordance with the laws of the State of New York, except for the subordination provisions of each of the Subordinated Notes and the Subordinated Indenture, which are governed by and construed in accordance with German law.

The Subordinated Notes are admitted to trade on the New York Stock Exchange under the trading symbol “DB 25”.

Trustee and Paying Agent Information

Wilmington Trust, National Association (the “Trustee”), acts as the trustee for the Subordinated Notes. The Trustee’s contact information is as follows: 116 Mercer Street, Suite 2 R, New York, New York 10012.

Deutsche Bank Trust Company Americas (“DBTCA” or the “Agent”) acts as initial principal paying agent, transfer agent and registrar for the Subordinated Notes. DBTCA is a wholly owned subsidiary of Deutsche Bank. DBTCA’s contact information is as follows: Deutsche Bank Trust Company Americas, Global Securities Services, Global Transaction Banking, 1 Columbus Circle, 17th Floor, Mail Stop: NYC01-1701, New York, New York 10019-8735.

Interest Payments on the Subordinated Notes

Subject to the imposition of any Resolution Measure (as defined below) or any redemption prior to the Maturity Date in the limited circumstances described in this section, the Subordinated Notes will bear interest from (and including) the Issue Date to (but excluding) the Maturity Date at a rate of 4.50% per year. Interest will be payable semi-annually in arrears on April 1 and October 1 of each year, commencing on October 1, 2015 (an “Interest Payment Date”). Interest on the Subordinated Notes will be computed on the basis of a 360-day year of twelve 30-day months. The regular record dates for the Subordinated Notes will be the Business Day immediately preceding the relevant Interest Payment Date.

If any scheduled Interest Payment Date is not a Business Day, the bank will pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date. If the scheduled Maturity Date or date of redemption or repayment is not a Business Day, the bank may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled Maturity Date or date of redemption or repayment.

“Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City and London.

Payment of principal of, interest on and other amounts owing under the Subordinated Notes, so long as the Subordinated Notes are represented by global securities, will be made to the account of the Depositary, as holder of the global notes, by wire transfer of immediately available funds. The bank expects that the Depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the global notes as shown on the records of the Depositary. The bank also expects that payments by the Depositary’s participants to owners of beneficial interests in the global notes will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Resolution Measures

References to “holders” in this subsection “—Resolution Measures” means the holders of the Subordinated Notes (including the beneficial owners). “Beneficial owner” means (i) if any Subordinated Notes are in global form, the beneficial owners of such Subordinated Notes (and any interest therein) and (ii) if any securities are in definitive form, the holders in whose name such Subordinated Notes are registered in the security register, and any beneficial owners holding an interest in such Subordinated Notes in definitive form.

By acquiring any Subordinated Notes, holders are bound by and are deemed to have consented to the imposition of any Resolution Measure (as defined below) by the bank’s competent resolution authority.

Under the relevant resolution laws and regulations as applicable to the bank from time to time, the Subordinated Notes may be subject to the powers exercised by the bank’s competent resolution authority to:

• write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount in respect of the Subordinated Notes;

• convert the Subordinated Notes into ordinary shares of (A) the bank, (B) any entity of the bank’s group or (C) any bridge bank, or other instruments qualifying as common equity tier 1 capital (and the issue to or conferral on the holders (including the beneficial owners) of the Subordinated Notes of such ordinary shares or instruments); and/or

• apply any other resolution measure, including, but not limited to, (i) any transfer of the Subordinated Notes to another entity, (ii) the amendment, modification or variation of the terms and conditions of the Subordinated Notes or (iii) the cancellation of the Subordinated Notes.

Each of these measures is referred to as a “Resolution Measure.” Resolution Measures include, among others, the measures generally referred to within the meaning of the “bail-in tool” under the Bank Recovery and Resolution Directive as implemented by the Resolution Act. For the avoidance of doubt, any non-payment by the bank arising out of any such Resolution Measure will not constitute a failure by the bank under the terms of the Subordinated Notes or the Subordinated Indenture to make a payment of principal of, interest on, or other amounts owing under the Subordinated Notes.

The term “competent resolution authority” means any authority with the ability to exercise a Resolution Measure.

The terms and conditions of the Subordinated Notes will continue to apply in relation to the residual principal amount of, or outstanding amount payable in respect of, the Subordinated Notes, subject to any modification of any amount of interest payable to reflect the reduction of the principal amount, and any further modification of the terms that the bank’s competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the Federal Republic of Germany.

No repayment of any then-current principal amount of the Subordinated Notes or payment of interest or any other amount thereon (to the extent of the portion thereof affected by the imposition of a Resolution Measure) shall become due and payable after the imposition of any Resolution Measure by the bank’s competent resolution authority, unless such repayment or payment would be permitted to be made by the bank under the laws and regulations of the Federal Republic of Germany then applicable to the bank.

Upon the imposition of a Resolution Measure by the bank’s competent resolution authority with respect to the Subordinated Notes, the bank will provide a written notice directly to the holders in accordance with the Subordinated Indenture as soon as practicable regarding such imposition of a Resolution Measure by a competent resolution authority for purposes of notifying holders of such occurrence. The bank will also deliver a copy of such notice to the Trustee and the agents for information purposes, and the Trustee and the agents will be entitled to rely, and will not be liable for relying, on the bank’s competent resolution authority and the Resolution Measure identified in such notice. Any delay or failure by the bank to give notice will not affect the validity or enforceability of any Resolution Measure nor the effects thereof on the Subordinated Notes.

If the bank has elected to redeem any Subordinated Notes but the bank’s competent resolution authority has imposed a Resolution Measure with respect to the Subordinated Notes prior to the payment of the redemption amount for the Subordinated Notes, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Upon the imposition of any Resolution Measure by the bank’s competent resolution authority, the Trustee will not be required to take any further directions from holders of the Subordinated Notes under Section 5.09 of the Base Indenture, which section authorizes holders of a majority in aggregate principal amount of the Subordinated Notes at the time outstanding to direct certain actions relating to the Subordinated Notes, and if any such direction was previously given under Section 5.09 of the Base Indenture to the Trustee by the holders, it will automatically cease to be effective, be null and void and have no further effect.

The Subordinated Indenture shall impose no duties, obligations or liabilities upon the Trustee or the agents whatsoever with respect to the imposition of any Resolution Measure by the bank’s competent resolution authority, and the Trustee and the agents will be fully protected in acting or refraining from acting in accordance with a Resolution Measure. Notwithstanding the foregoing, if, following the completion of the imposition of a Resolution Measure by the bank’s competent resolution authority, the Subordinated Notes remain outstanding (for example, if the imposition of a Resolution Measure results in only a partial write-down of the principal of the Subordinated Notes), then the Trustee’s and the agents’ duties under the Subordinated Indenture will remain applicable with respect to the Subordinated Notes following such completion to the extent that the bank, the Trustee and agents agree pursuant to a supplemental indenture, unless the bank, the Trustee and the agents agree that a supplemental indenture is not necessary.

If the bank’s competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding principal amount of the Subordinated Notes, unless the Trustee or the agents are otherwise instructed by the bank or the bank’s competent resolution authority, any cancellation, write-off or conversion into equity made in respect of the Subordinated Notes pursuant to the Resolution Measure will be made on a substantially pro rata basis among the Subordinated Notes.

Deemed Agreement to Resolution Measures

By an investor’s acquisition of the Subordinated Notes, it is deemed irrevocably to have agreed, and it agrees:

• to be bound by any Resolution Measure;

• that it will have no claim or other right against the bank arising out of any Resolution Measure; and

• that the imposition of any Resolution Measure will not constitute a default or an event of default (i) under the Subordinated Notes, (ii) under the Subordinated Indenture or (iii) for the purpose of the Trust Indenture Act (including, without limitation, Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act).

By an investor’s acquisition of the Subordinated Notes, it has waived, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the Trustee and the agents for, has agreed not to initiate a suit against the Trustee or the agents in respect of, and has agreed that the Trustee and agents will not be liable for, any action that the Trustee or any of the agents takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the bank’s competent resolution authority with respect to the Subordinated Notes.

By an investor’s acquisition of the Subordinated Notes, it is deemed irrevocably to have (i) consented to the imposition of any Resolution Measure as it may be imposed without any prior notice by the bank’s competent resolution authority of its decision to exercise such power with respect to the Subordinated Notes and (ii) authorized, directed and requested the Depositary and any direct participant in the Depositary or other intermediary through which the investor hold such Subordinated Notes to take any and all necessary action, if required, to implement the imposition of any Resolution Measure with respect to the Subordinated Notes as it may be imposed, without any further action or direction on the investor’s part or on the part of the Trustee or the agents.

Payment of Additional Amounts

All amounts payable in respect of the Subordinated Notes will be made without deduction or withholding for or on account of any present or future taxes, duties or governmental charges of any nature whatsoever imposed or levied by way of deduction or withholding by or on behalf of the Federal Republic of Germany or any political subdivision or any authority thereof or therein having power to tax (“Withholding Taxes”), unless such deduction or withholding is required by law.

In such event, the bank will, to the fullest extent permitted by law, pay such additional amounts of principal and interest (referred to as “Additional Amounts”) as will be necessary in order that the net amounts received by the holders, after such withholding or deduction, will equal the respective amounts which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes, duties or governmental charges which:

• are payable by any person acting as custodian bank or collecting agent on the holder’s behalf, or otherwise in any manner which does not constitute a deduction or withholding by the bank from payments of principal or interest made by the bank; or

• are payable by reason of the holder having, or having had, some personal or business connection with the Federal Republic of Germany and not merely by reason of the fact that payments in respect of the Subordinated Notes are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in, the Federal Republic of Germany; or

• are deducted or withheld pursuant to (i) any European Union Directive or Regulation concerning the taxation of interest income, or (ii) any international treaty or understanding relating to such taxation and to which the Federal Republic of Germany or the European Union is a party; or

• any provision of law implementing, or complying with, or introduced to conform with, such Directive, Regulation, treaty or understanding; or

• are presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder would have been entitled to additional amounts on presenting the same for payment on the last day of the period of 30 days assuming that day to have been a Business Day; or

• are withheld or deducted in relation to a Subordinated Note that is presented for payment by or on the holder’s behalf if the holder would have been able to avoid such withholding or deduction by presenting the relevant Subordinated Note to another paying agent in a member state of the European Union; or

• are deducted or withheld by a paying agent from a payment if the payment could have been made by another paying agent without such deduction or withholding; or

• would not be payable if the Subordinated Notes had been kept in safe custody with, and the payments had been collected by, a banking institution; or

• are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of principal or interest becomes due, or is duly provided for and notice thereof is given in accordance with the Notices section below, whichever occurs later.

“Relevant Date” means the date on which the payment first becomes due but, if the full amount payable has not been received by the paying agent on or before the due date, it means the date on which, the full amount having been so received.

Moreover, all amounts payable in respect of the Subordinated Notes will be made subject to compliance with Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986 (the “Code”, commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) and any applicable agreement described in Section 1471(b) of the Code. The bank will have no obligation to pay additional amounts or otherwise indemnify a holder in connection with any such compliance with the Code.

Redemption

Unless previously redeemed or purchased and cancelled, the Subordinated Notes will be redeemed on the Maturity Date at 100% of their principal amount together with any accrued and unpaid interest to (but excluding) the Maturity Date.

Tax Redemption

Subject to the prior consent of the bank’s competent supervisory authority, the bank may redeem all, but not some, of the Subordinated Notes, at any time at the bank’s option, at 100% of their principal amount together with any accrued and unpaid interest to (but excluding) the date set for redemption if, as a result of any change in, or amendment to, the laws or regulations prevailing in the Federal Republic of Germany or the United States, which becomes effective on or after the Issue Date, or as a result of any application or official interpretation of such laws or regulations not generally known before the Issue Date, Withholding Taxes are or there is a substantial probability that they will be leviable on payments of principal or interest in respect of the Subordinated Notes, and such Withholding Taxes would be payable by the bank as a result of the bank’s obligation to pay Additional Amounts, as described above. The bank may exercise such redemption right on giving not less than 30 days’ notice to the holders of the Subordinated Notes. No such notice of redemption will be given earlier than 90 days prior to the earliest date on which the bank would be obligated to withhold or pay Withholding Taxes, were a payment in respect of the Subordinated Notes then made.

Redemption for Regulatory Reasons

Subject to the prior consent of the bank’s competent supervisory authority, the bank may redeem all, but not some, of the Subordinated Notes, at any time at the bank’s option, at 100% of their principal amount together with any accrued and unpaid interest to (but excluding) the date set for redemption if the bank determines, in its own discretion, that (i) the bank may not treat the Subordinated Notes in their full aggregate principal amount as Tier 2 capital for the purposes of the bank’s own funds in accordance with applicable law, other than for reasons of an amortization in accordance with Article 64 of the Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (CRR), or (ii) the bank is subject to any other form of a less advantageous regulatory own funds treatment with respect to the Subordinated Notes than was the case as of the Issue Date. Notice of such redemption will be given to the holders of the Subordinated Notes upon not less than 30 and not more than 60 days prior to the date of redemption. Any such notice will be given in accordance with the section “—Notices” below, only after the bank having received the consent of the bank’s competent supervisory authority. Subject to the provisions described in the section “—Resolutions Measure”, notice will be irrevocable and shall state the date set for redemption and the reason for redemption.

Repurchase

Any redemption or repurchase of the Subordinated Notes prior to their scheduled maturity will require the prior consent of the bank’s competent supervisory authority. If the Subordinated Notes are redeemed or repurchased by the bank otherwise than in the circumstances described in “—Redemption”, then the amounts redeemed or paid must be returned to the bank irrespective of any agreement to the contrary unless the bank’s competent supervisory authority has given its consent to such early redemption or repurchase.

Subject to the limits described above and only if, when and to the extent that any such purchase is not prohibited by applicable capital regulations, the bank may at any time purchase Subordinated Notes in the open market or otherwise and at any price. Subordinated Notes purchased by the bank may, at the bank’s option, be held, resold or surrendered to the agents for cancellation.

Ranking and Status

The Subordinated Notes constitute the bank’s direct, unconditional, unsecured and subordinated obligations and are subordinate to the claims of the bank’s unsubordinated creditors (including claims against the bank under the bank’s unsubordinated non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including the bank’s obligations under any such debt instruments that the bank issued before July 21, 2018 and that are subject to Section 46f(9) sentence 2 of the German Banking Act) or any successor provision thereof). They rank at least on parity with the claims of the holders of all the bank’s other subordinated indebtedness, except as otherwise provided by applicable law or the terms of any such other indebtedness, and in particular, they rank in priority to the claims of the holders of any of the bank’s subordinated indebtedness that by its express terms or by operation of law is stated to rank junior to the Subordinated Notes. Any right to set off any claims for interest, repayment and any other claims under the Subordinated Notes (referred to as “Payment Claims”), against claims of the bank will be excluded. No collateral or guarantee will be given to secure Payment Claims. The Payment Claims will be subordinated in the event of the bank’s insolvency or liquidation to the claims of all other creditors which are not also subordinated (including claims against the bank under the bank’s unsubordinated non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including the bank’s obligations under any such debt instruments that the bank issued before July 21, 2018 and that are subject to Section 46f(9) sentence 2 of the German Banking Act) or any successor provision thereof) and will, in any such event, only be satisfied after all such claims against the bank which are not subordinated have been satisfied in full. No subsequent agreement may limit the subordination pursuant to the provisions set out in this paragraph or shorten the term of the Subordinated Notes or any applicable notice period.

Further Issuances

The bank may, from time to time, without the consent of the holders of the Subordinated Notes, issue additional notes under the Subordinated Indenture having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Subordinated Notes except for the price to the public and issue date. Any such additional notes, together with the Subordinated Notes, may constitute a single series of securities under the Subordinated Indenture, provided that if such additional notes have the same CUSIP, ISIN or other identifying number as the outstanding Subordinated Notes, such additional notes must either (i) be issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes or (ii) be otherwise issued in a qualified reopening for U.S. federal income tax purposes. There is no limitation on the amount of notes or other debt securities that the bank may issue under the Subordinated Indenture.

Event of Default

An “Event of Default” with respect to the Subordinated Notes means the opening of insolvency proceedings against the bank by a German court having jurisdiction over the bank.

There are no other events of default under the Subordinated Notes. In particular, neither non-viability (as defined under the laws governing the supervision of financial institutions, as applicable in the Federal Republic of Germany) nor the imposition of a Resolution Measure will constitute an Event of Default with respect to the Subordinated Indenture or the Subordinated Notes.

If an Event of Default occurs or is continuing, the Trustee or the holder or holders of not less than 33 1/3% in aggregate principal amount of all outstanding subordinated debt securities issued under the Base Indenture, voting as one class, by notice in writing to the bank, may declare the principal amount of the Subordinated Notes and interest accrued thereon to be due and payable immediately in accordance with the terms of the Subordinated Indenture.

If the bank does not make payments of principal of, interest on, or other amounts owing under the Subordinated Notes when due for reasons other than (i) pursuant to the subordination provisions of the Subordinated Notes or (ii) due to a Resolution Measure, the bank will be in default on the bank’s obligations under the Subordinated Indenture. In such case, the Trustee and the holders of the Subordinated Notes may take action against the bank, but they may not accelerate the maturity of the Subordinated Notes. If the bank fails to make any payments of principal of, interest on or other amounts owing under the Subordinated Notes when due (i) pursuant to the subordination provisions of the Subordinated Notes or (ii) due to a Resolution Measure, the Trustee and the holders of the Subordinated Notes will not be permitted to take such action. Moreover, in the event of a Resolution Measure, an investor may permanently lose the right to the affected amounts, and an investor (including Beneficial Holders) will, by acquiring any Notes, be bound, and will be deemed to have consented. Furthermore, if the bank becomes subject to German insolvency proceedings, the Trustee and holders of the Subordinated Notes will have no right to file a claim against the bank unless the competent insolvency court allows the filing of subordinated claims.

Upon the occurrence of any Event of Default or any default in the payment of principal of, interest on, or other amounts owing under the Subordinated Notes, the bank will give prompt written notice to the Trustee. In accordance with the Subordinated Indenture, the Trustee may proceed to protect and enforce its rights and the rights of the holders of the Subordinated Notes whether in connection with any breach by the bank of the bank’s obligations under the Subordinated Notes, the Subordinated Indenture or otherwise, by such judicial proceedings as the Trustee will deem most effective, provided that the bank will not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to principal or interest on the Subordinated Notes prior to any date on which the principal of, or any interest on, the Subordinated Notes would have otherwise been payable.

Other than the limited remedies specified above, no remedy against the bank will be available to the Trustee or the holders of the Subordinated Notes whether for the recovery of amounts owing in respect of such Subordinated Notes or under the Subordinated Indenture or in respect of any breach by the bank of the bank’s obligations under the Subordinated Indenture or in respect of the Subordinated Notes, except that the Trustee and the holders will have such rights and powers as they are required to have under the Trust Indenture Act, and provided that any payments are subject to the subordination provisions of the Subordinated Notes and the Subordinated Indenture, and any Resolution Measure.

Trustee and Paying Agent Indemnification Provisions

The bank has agreed to pay to the Trustee and Agent from time to time, and the Trustee and Agent shall be entitled to, the compensation agreed in writing between the bank and the Trustee or Agent (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the bank covenanted and agreed to pay or reimburse the Trustee, Agent and each predecessor Trustee and Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of the Subordinated Indenture by pursuant to which the Subordinated Notes were issued (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or willful misconduct. The bank must also indemnify the Trustee, Agent and each predecessor Trustee and Agent and all of their respective officers, directors and employees, for and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Subordinated Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The bank’s obligations to compensate and indemnify the Trustee, Agent and each predecessor Trustee and Agent and to pay or reimburse the Trustee, Agent and each predecessor Trustee and Agent for expenses, disbursements and advances shall constitute additional indebtedness hereunder and will survive the satisfaction and discharge of this Subordinated Indenture.

Notices

Notices to be given to holders of Subordinated Notes represented by a global note will be given only to the Depositary, as the registered holder, in accordance with its applicable policies as in effect from time to time. The bank expects that any such notices will be passed on by the Depositary to the beneficial owners of interests in the Subordinated Notes in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants, including Clearstream, Luxembourg and the Euroclear operator. Notices to be given in respect of Subordinated Notes held in street name will be given only to the bank, broker or other financial institution in whose name the Subordinated Notes are registered, and not the owner of any beneficial interests. Notices to be given to holders of certificated (i.e., definitive) Subordinated Notes will be sent by mail to the respective addresses of the holders as they appear in the note register, and will be deemed given when mailed.

Modification of the Terms of the Subordinated Notes or Rights of Holders

Modifications without Consent of the Holders

The bank and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

a) to evidence the succession of another corporation to the bank, or successive successions, and the assumption by the successor corporation of the covenants, agreements and the bank’s obligations pursuant to Article 9 of the Base Indenture;

b) to add to the bank’s covenants such further covenants, restrictions, conditions or provisions as the bank and the Trustee shall consider to be for the protection of the Holders of subordinated Notes or Coupons;

c) to cure any ambiguity or to correct or supplement any provision contained in the Subordinated Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the Subordinated Indenture or in any supplemental indenture, or to make any other provisions as the bank may deem necessary or desirable, provided that no such action shall adversely affect the interests of the Holders of the Subordinated Notes or Coupons;

d) to establish the forms or terms of Subordinated Notes of any series or of the Coupons appertaining to such Subordinated Notes as permitted by Sections 2.01 and 2.03 of the Base Indenture; and

e) to evidence and provide for the acceptance of appointment under the Subordinated Indenture by a successor trustee with respect to the Subordinated Notes of one or more series and to add to or change any of the provisions of the Base Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Subordinated Indenture by more than one trustee, pursuant to the requirements of Section 6.11 of the Base Indenture.

The Trustee is authorized to join with the bank in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under the Base Indenture or otherwise.

Any supplemental indenture authorized by the foregoing provisions may be executed without the consent of the Holders of any of the Subordinated Notes at the time outstanding, notwithstanding any of the provisions of Section 8.02 of the Base Indenture.

Modifications with Consent of the Holders

With the consent (evidenced as provided in Article 7 of the Base Indenture) of the Holders of not less than a majority in aggregate principal amount of the Subordinated Notes at the time Outstanding of all series affected by such supplemental indenture (voting as one class), the bank, when authorized by a resolution of its Board (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental to the Subordinated Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Subordinated Notes of each such series or of the Coupons appertaining to such Subordinated Note; provided, that no such supplemental indenture shall (a) (i) change the final maturity of any Subordinated Note, (ii) reduce the principal amount thereof, (iii) reduce the rate or change the time of payment of interest thereon, (iv) reduce any amount payable on redemption thereof, (v) make the principal thereof (including any amount in respect of original issue discount), or interest thereon payable in any coin or currency other than that provided in the Subordinated Notes and Coupons or in accordance with the terms thereof, (vi) modify or amend any provisions for converting any currency into any other currency as provided in the Subordinated Notes or Coupons or in accordance with the terms thereof, (vii) reduce the amount of the principal of an Original Issue Discount Security that would be provable in bankruptcy pursuant to Section 5.02, (viii) modify or amend any provisions relating to the conversion or exchange of the Subordinated Notes or Coupons for securities of the bank or of other entities or other property (or the cash value thereof), including the determination of the amount of securities or other property (or cash) into which the Subordinated Notes shall be converted or exchanged, other than as provided in the antidilution provisions or other similar adjustment provisions of the Subordinated Notes or Coupons or otherwise in accordance with the terms thereof, (ix) alter the provisions of Section 11.11 or 11.13 of the Base Indenture or impair or affect the right of any Subordinated Note Holder to institute suit for the payment thereof or, if the Subordinated Notes provide therefor, any right of repayment at the option of the Subordinated Note Holder, (x) modify the provisions of the Base Indenture with respect to the subordination of the Subordinated Notes in a manner adverse to the Holders, in each case without the consent of the Holder of each Subordinated Note so affected; or (b) reduce the aforesaid percentage of Subordinated Notes of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of each Subordinated Note Holder so affected.

Upon the bank’s request, and upon the filing with the Trustee of evidence of the consent of the Holders of the Subordinated Notes as aforesaid and other documents, if any, required by Section 7.01 of the Base Indenture, the Trustee shall join with the bank in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties, liabilities or immunities under the Base Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders of the Subordinated Notes under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Notwithstanding the foregoing, any amendment made solely to conform the provisions of the Supplemental Subordinated Indenture to the description of the Subordinated Notes contained the bank’s prospectus supplement dated March 27, 2015 will not be deemed to adversely affect the interests of the Holders of the Subordinated Notes.

Form, Transfer, Beneficial Ownership and Denomination of the Subordinated Notes

The bank issued the Subordinated Notes in fully registered, global (i.e., book-entry) form. Book-entry interests in the Subordinated Notes were issued in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof. The Subordinated Notes are represented by global securities in the name of Cede & Co., the nominee of the Depositary Trust Company (the “Depositary”). Beneficial interests in the Subordinated Notes are held through the Depositary and its participants.

Purchases of the Subordinated Notes under the Depositary’s system must be made by or through its direct participants, which will receive a credit for the Subordinated Notes on the Depositary’s records. The ownership interest of each actual purchaser of each Subordinated Note (the “beneficial owner”) is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Subordinated Notes are to be made by entries on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in Subordinated Notes, except in the event that use of the book-entry system for the Subordinated Notes is discontinued.

To facilitate subsequent transfers, all Subordinated Notes deposited with the Depositary are registered in the name of Cede & Co, or such other name as may be requested by the Depositary. The deposit of Subordinated Notes with the Depositary and their registration in the name of Cede & Co. or such other nominee of the Depositary do not effect any change in beneficial ownership. The Depositary has no knowledge of the actual beneficial owners of the Subordinated Notes; the Depositary’s records reflect only the identity of the direct participants to whose accounts the Subordinated Notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Waiver of Right to Set-Off

By accepting a Subordinated Note, each holder is deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Subordinated Note or the Subordinated Indenture (or between the bank’s obligations under or in respect of any Subordinated Note and any liability owed by a holder) that they might otherwise have against the bank, whether before or during the banks winding up or administration, and no holder may set off its claims arising under the Subordinated Notes against any of the bank’s claims.

Replacement of Subordinated Notes

At the expense of the holder, the bank may, in its discretion, replace any Subordinated Notes that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen. The mutilated Subordinated Notes must be delivered to the trustee, the paying agent and the registrar or satisfactory evidence of the destruction, loss or theft of the Subordinated Notes must be delivered to the bank, the paying agent, the registrar and the trustee. At the expense of the holder, an indemnity that is satisfactory to the bank, the principal paying agent, the registrar, in the case of registered Subordinated Notes, and the Trustee may be required before a replacement Subordinated Note will be issued.

D. Series A Global Notes – DB Gold Linked Exchange Traded Notes

Terms defined within this subsection entitled “Series A Global Notes – DB Gold Linked Exchange Traded Notes” are defined only with respect to this subsection. Certain terms, unless otherwise defined herein, have the meaning given to them in the relevant indenture and/or supplemental indenture (as applicable).

General

Deutsche Bank AG, London Branch (“Deutsche Bank”, or “the bank”) offered three separate Exchange Traded Notes (the “Debt Securities”) pursuant to a pricing supplement dated February 27, 2008, a prospectus supplement dated November 13, 2006, and a prospectus dated October 10, 2006. The Debt Securities were issued pursuant to a senior indenture (the “Base Indenture”), dated as of November 22, 2006, as supplemented by a third supplemental indenture dated January 1, 2016 (the “Third Supplemental Senior Indenture”), and a fourth supplemental indenture dated as of March 15, 2016 (the “Fourth Supplemental Senior Indenture”, together with the Base Indenture and the Third Supplemental Senior Indenture, the “Indenture”) among Deutsche Bank Aktiengesellschaft, Law Debenture Trust Company of New York (succeeded by Delaware Trust Company on December 15, 2016), as trustee, and Deutsche Bank Trust Company Americas, as paying agent, issuing agent and registrar (the “Indenture”). The following Debt Securities are admitted to trade on the NYSE Arca:

• $ 80,000,000 DB Gold Double Short Exchange Traded Notes due February 15, 2038 (“Gold Double Short ETNs”) (Trading Symbol: “DZZ”)

• $ 40,000,000 DB Gold Double Long Exchange Traded Notes due February 15, 2038 (“Gold Double Long ETNs”) (Trading Symbol: “DGP”)

• $ 20,000,000 DB Gold Short Exchange Traded Notes due February 15, 2038 (“Gold Short ETNs”) (Trading Symbol: “DGZ”)

The Gold Double Short ETNs include additional securities of the same series offered in offerings made around November 10, 2010 and August 26, 2011. The Gold Double Long ETNs include additional securities of the same series offered in an offering made around October 9, 2008.

The Debt Securities do not guarantee any return of principal at maturity and do not pay any interest during their term. Any payment at maturity or upon a repurchase at the investor’s option is subject to the bank’s ability to pay its obligations as they become due.

For each Debt Security, investors will receive a cash payment at maturity or upon repurchase by the bank, if any, linked to the month-over-month performance of the Deutsche Bank Liquid Commodity Index – Optimum Yield Gold TM (the “Index”), less an investor fee. The return on the Index is derived by combining the returns on two component indices: the DB 3-Month T-Bill Index and the Deutsche Bank Liquid Commodity Index – Optimum Yield Gold TM Excess Return (the “gold index”). The Gold Double Short ETNs and Gold Short ETNs offer investors short, or inverse, exposure to the gold index, meaning the value of the Gold Double Short ETNs and the Gold Short ETNs will increase with monthly depreciations and decrease with monthly appreciations of the gold index. Gold Double Long ETNs offer investors long exposure to the gold index, meaning the value of the Gold Double Long ETNs will increase with monthly appreciations and decrease with monthly depreciations in the gold index. In addition, Gold Double Short ETNs and Gold Double Long ETNs are two-times leveraged with respect to the gold index and, as a result, will benefit from two times any beneficial monthly performance, but will be exposed to two times any adverse monthly performance, of the gold index. The TBill index and the gold index are each referred to as a “sub-index” and together as “sub-indices.”

The Debt Securities and the Indenture are governed by, and construed in accordance with, the laws of the State of New York.

Trustee and Paying Agent Information

The trustee for the Debt Securities is Delaware Trust Company (the “trustee”). The contact information for the trustee is as follows: Delaware Trust Company, Attn: Corporate Trust Administration, Delaware Trust Company, 251 Little Falls Drive, Wilmington, DE 19808.

Deutsche Bank Trust Company Americas (“DBTCA”) acts as paying agent, issuing agent and registrar for the Debt Securities. DBTCA is a wholly owned subsidiary of Deutsche Bank and its contact information is as follows: Deutsche Bank Trust Company Americas, Global Securities Services, Global Transaction Banking, 1 Columbus Circle, 17th Floor, Mail Stop: NYC01-1701, New York, New York 10019-8735.

Payment at Maturity

A Holder of the Debt Securities (a “Holder”) who holds the Debt Securities to maturity, subject to the bank’s credit, will receive a payment per security, if any, that will depend on the month-over-month performance of the Index as reflected in the current principal amount and index factor for the particular offering of Debt Securities, reduced by the investor fee.

If the repurchase value on any trading day equals zero for a particular offering of Debt Securities, those Debt Securities will be automatically accelerated on that day for an amount equal to the zero repurchase value and the Holders will not receive any payment in respect of their investment.

At maturity, the payment per security, if any, will be calculated as:

Current principal amount × applicable index factor on the final valuation date × fee factor on the final valuation date where,

Current principal amount	=

For the initial calendar month, the current principal amount was equal to $25.00 per security. For each subsequent calendar month, the current principal amount will be reset as follows on the monthly reset date:

		New current principal amount	=	Previous current principal amount x applicable index factor on the applicable monthly valuation date x fee factor on the applicable monthly valuation date

Index factor	Index factor for Gold Double Short ETNs: = 1 + TBill index return – (2 × gold index return)
Index factor for Gold Double Long ETNs: = 1 + TBill index return + (2 x gold index return)
Index factor for Gold Short ETNs: = 1 + TBill index return – gold index return where,

	Gold index return	=	(Gold index closing level – gold index monthly initial level) / Gold index monthly initial level

	TBill index return	=	(TBill index closing level – TBill index monthly initial level) / TBill index monthly initial level

Fee factor	=	On any given day, the fee factor is calculated as follows: 1 – (investor fee x day count fraction)

where,

	Investor fee	=	0.75% per annum

	Day count fraction	=

For each calendar month, the day count fraction will equal a fraction, the numerator of which is the number of days elapsed from and including the monthly reset date (or the inception date in the case of the initial calendar month) to and including the immediately following monthly valuation date (or the trading day, valuation date or final valuation date, as applicable) and the denominator of which is 365.

For the initial calendar month, the gold index monthly initial level was equal to 98.05, the gold index closing level on the inception date. For each subsequent calendar month, the gold index monthly initial level is equal to the gold index closing level as of the opening of trading on the monthly reset date for that calendar month.

The gold index closing level is equal the closing level of the gold index as reported on Bloomberg page “DGLDIX <Index>”, subject to the occurrence of a market disruption event as described under “—Market Disruption Events”; provided that on any calendar day which is not a day on which the closing level of the gold index is published, the gold index closing level will equal such level on the immediately preceding trading day.

For the initial calendar month, the TBill index monthly initial level was equal to 233.8312, the TBill index closing level on the inception date. For each subsequent calendar month, the TBill index monthly initial level will equal the TBill index closing level as of the opening of trading on the monthly reset date for that calendar month.

The TBill index closing level will equal the closing level of the TBill index as reported on Bloomberg page “DBTRBL3M<Index>”, subject to the occurrence of a market disruption event as described under “—Market Disruption Events”.

The inception date is February 27, 2008.

The monthly reset date, for each calendar month, is the first calendar day of that month beginning on April 1, 2008 and ending on February 1, 2038.

The monthly valuation date, for each monthly reset date, is the last calendar day of the previous calendar month beginning on March 31, 2008 and ending on January 31, 2038.

The final valuation date is February 10, 2038.

The maturity date is February 15, 2038, subject to postponement in the event of a market disruption event as described under “—Market Disruption Events.”

The record date for the payment at maturity will be the final valuation date, whether or not that day is a business day.

A trading day is a day on which (i) the values of the sub-indices are published by the bank, (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the markets on which the futures contracts underlying the gold index are traded, in each case as determined by the bank, as calculation agent, in its sole discretion.

A business day is a Monday, Tuesday, Wednesday, Thursday or Friday on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City.

Payment Upon Repurchase

Prior to maturity, a Holder may, subject to certain restrictions, offer for repurchase by the bank a minimum of 200,000 Debt Securities (or an integral multiple of 50,000 Debt Securities in excess thereof) from a single offering, except that, on the 15th calendar day of each month (or, if such 15th calendar day is not a Trading Day, the Trading Day immediately thereafter) a Holder of the Debt Securities may offer a minimum of 100 Debt Securities (or an integral multiple of 100 Debt Securities in excess thereof), to the bank for repurchase. The minimum number of Debt Securities a Holder may offer to the bank for repurchase and the minimum number of Debt Securities in excess thereof are referred to herein as the “Minimum Repurchase Amount” and the “Minimum Increment,” respectively. At any time, however, the bank shall have the sole discretion to reduce the then-current Minimum Repurchase Amount and Minimum Increment for any period of time. Any such reduction shall be applied on a consistent basis for all Holders of the Debt Securities at the time the reduction becomes effective. If a Holder complies with the repurchase procedures described below, the bank will be obligated to repurchase its Debt Securities, and on the applicable repurchase date, the Holder will receive in exchange for those Debt Securities it has selected for repurchase a cash payment per security equal to the repurchase value on the applicable trading day on which the Holder delivers an effective notice by 10 a.m. offering its Debt Securities for repurchase by the bank (a “valuation date”).

On any trading day, the repurchase value will equal:

Current principal amount x applicable index factor on the trading day x fee factor on the trading day

In the event that the bank’s payment upon repurchase is deferred beyond the original repurchase date, no interest or other amount will accrue or be payable with respect to that deferred payment.

The Debt Securities are not redeemable at the bank’s option but may be accelerated if the repurchase value equals zero.

Acceleration

Acceleration Upon Zero Repurchase Value

If the repurchase value on any trading day equals zero for a particular offering of Debt Securities, those Debt Securities will be automatically accelerated on that day for an amount equal to the zero repurchase value and the Holders will not receive any payment in respect of their investment. On each trading day (as defined below), the repurchase value will be equal to Current principal amount x applicable index factor on the trading day x fee factor on the trading day.

Default Amount on Event of Default Acceleration

If an event of default occurs and the maturity of the Debt Securities is accelerated, the bank will pay the default amount in respect of each security at maturity.

For the purpose of determining whether the Holders of the Debt Securities are entitled to take any action under the Indenture, the bank will treat the initial principal amount of each security outstanding as the principal amount of that security.

Default Amount

If a Holder of a security accelerates the maturity of the security upon an event of default, the amount payable upon acceleration will be the repurchase value determined by the calculation agent on the next trading day.

Market Disruption Events

A disrupted day is any trading day on which a market disruption event occurs or is continuing.

If any monthly valuation date, valuation date or the final valuation date (each, a “reference date”) is a disrupted day with respect to a sub-index, the closing level of such sub-index on the next succeeding trading day that is not a disrupted day will be deemed to be the closing level of such sub-index for such reference date; provided that if the ten successive trading days immediately following such reference date are all disrupted days, the calculation agent will determine, in its sole discretion, the closing level of such sub-index for such reference date on the tenth trading day immediately following such reference date, notwithstanding that such tenth trading day is a disrupted day.

If any valuation date or the final valuation date is a disrupted day with respect to either or both sub-indices and the date as of which the calculation agent determines the closing levels of both sub-indices falls less than three business days prior to the scheduled repurchase date corresponding to such valuation date or the maturity date, as applicable, such scheduled repurchase date or the maturity date, as applicable, will be postponed to the third business day following the date as of which the calculation agent has determined the closing levels of both sub-indices for such valuation date or the final valuation date, as applicable.

Any of the following will be a market disruption event:

• a material limitation, suspension or disruption in the trading of the underlying gold futures contract which results in a failure by the trading facility on which the relevant contract is traded to report a daily contract reference price (the price of the relevant contract that is used as a reference or benchmark by market participants);

• the daily contract reference price for the underlying gold futures contract is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility;

• failure by the index sponsor to publish the closing value of the gold index or of the applicable trading facility or other price source to announce or publish the daily contract reference price for the underlying gold futures contract;

• any other event, if the calculation agent determines in its sole discretion that the event materially interferes with the bank’s ability or the ability of any of the bank’s affiliates to unwind all or a material portion of a hedge with respect to the securities that the bank or its affiliates have effected or may effect.

The following events will not be market disruption events:

• a limitation on the hours or number of days of trading on a trading facility on which the underlying gold futures contract is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

• a decision by a trading facility to permanently discontinue trading in the underlying gold futures contract.

Discontinuance or Modification of the Index

If the index sponsor discontinues compilation or publication of a sub-index and the index sponsor or any other person or entity (including the bank) calculates and publishes an index that the calculation agent determines is comparable to such discontinued sub-index and approves as a successor index, then the calculation agent will determine the level of the Index on any relevant date and the amount payable at maturity or upon repurchase by the bank by reference to such successor sub-index for the period following the discontinuation of the sub-index.

If the calculation agent determines that the publication of a sub-index is discontinued and that there is no applicable successor index, or that the closing level of the sub-index is not available for any reason other than a market disruption event, on the date on which the level of the sub-index is required to be determined, or if for any other reason (excluding a market disruption event) the sub-index is not available to the bank or the calculation agent on the relevant date, the calculation agent will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such sub-index.

If the calculation agent determines that either or both sub-indices, the components underlying either or both sub-indices (the “index components”) or the method of calculating either or both sub-indices has been changed at any time in any respect – including any addition, deletion or substitution and any reweighting or rebalancing of index components, and whether the change is made by the index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index components, or is due to any other reason – then the calculation agent will be permitted (but not required) to make such adjustments to such sub-index or method of calculating such sub-index as it believes are appropriate to ensure that the level of such sub-index used to determine the amount payable on the maturity date or upon repurchase by the bank is equitable.

All determinations and adjustments to be made by the calculation agent with respect to the level of the sub-indices and the amount payable at maturity or upon repurchase by the bank or otherwise relating to the level of the sub-indices may be made in the calculation agent’s sole discretion.

Further Issuances

The Indenture does not limit the amount of additional indebtedness that the bank may incur. The bank may, from time to time, without the Holder’s consent, create and issue additional securities having the same terms and conditions as the Debt Securities. Such additional securities will be fungible with the outstanding Debt Securities.

However, the bank is under no obligation to sell additional securities at any time, and if the bank does sell additional securities, the bank may limit such sales and stop selling additional securities at any time. Furthermore, unless the bank indicates otherwise, if the bank suspends selling additional securities, the bank reserves the right to resume selling additional securities at any time.

Event of Default

The Indenture provides Holders with remedies if the bank fails to perform specific obligations, such as making payments on the debt securities, or if the bank becomes bankrupt. Holders should review these provisions and understand which of the bank’s actions trigger an event of default and which actions do not. The Indenture permits the issuance of Debt Securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series-by-series basis.

An event of default is any one or more of the following events (each an “event of default”) having occurred and be continuing:

• default is made in the payment of principal, interest or premium in respect of such series of Debt Securities for 30 days;

• the bank fails to perform or observe any of its other obligations under the Debt Securities and such failure has continued for the period of 60 days following the service on the bank of notice by the trustee or Holders of 33 1/3% of such series requiring the same to be remedied, except that the failure to file with the trustee certain information required to be filed with the trustee pursuant to the Trust Indenture Act of 1939, as amended, will not constitute an event of default (although the trustee may bring suit to enforce such filing obligation); or

• a court in Germany opens insolvency proceedings against the bank or the bank applies for or institute such proceedings or offer or make an arrangement for the benefit or its creditors generally.

Indemnification of Trustee for Actions Taken on the Holder’s Behalf

The Indenture provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of Debt Securities issued under that Indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the Indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified by the Holders of Debt Securities issued under that Indenture before proceeding to exercise any right or power at the request of Holders. Subject to these provisions and some other limitations, the Holders of a majority in aggregate principal amount of each affected series of outstanding Debt Securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by the Holder as an Individual Holder

The Indenture provides that no individual Holder of Debt Securities may institute any action against the bank under the Indenture, except actions for payment of overdue principal and interest at maturity or upon acceleration, unless the following actions have occurred:

• the Holder must have previously given written notice to the trustee of the continuing default;

• the Holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

• the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

• the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of each affected series, treated as one class, must not have given directions to the trustee inconsistent with those of the Holders referred to above.

The Indenture contains a covenant that the bank will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Ranking and Status

The securities rank on a parity with all of the bank’s other senior indebtedness and with all of the bank’s other unsecured and unsubordinated indebtedness, except for debts required to be preferred by law.

Modification of the Terms of the Securities or Rights of Holders

Modification without Consent of Holders

The bank and the trustee may enter into supplemental indentures without the consent of the Holders of Debt Securities issued under the Indenture to:

secure any senior debt securities;

evidence the assumption by a successor corporation of the bank’s obligations;

add covenants for the protection of the Holders of debt securities;

cure any ambiguity or correct any inconsistency or manifest error;

establish the forms or terms of debt securities of any series; or

evidence the acceptance of appointment by a successor trustee.

Modification Requiring Consent of Each Holder

The bank and the trustee may not make any of the following changes to any outstanding debt security without the consent of each Holder that would be affected by such change:

• change the final maturity of such security;

• reduce the principal amount;

• reduce the rate or change the time of payment of interest;

• reduce any amount payable on redemption;

• change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

• modify or amend the provisions for conversion of any currency into another currency;

• reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

• alter the terms on which Holders of the Debt Securities may convert or exchange Debt Securities for other securities of the bank’s or of other entities or for other property or the cash value of thereof, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the Debt Securities;

• alter certain provisions of the applicable indenture relating to debt securities not denominated in U.S. dollars;

• impair the right of any Holder to institute suit for the enforcement of any payment on any debt security when due; or

• reduce the percentage of Debt Securities the consent of whose Holders is required for modification of the applicable indenture.

Modification with Consent of Holders of a Majority

The bank and the trustee may make any other change to the Indenture and to the rights of the Holders of the Debt Securities issued thereunder, if the bank obtains the consent of the Holders of not less than a majority in aggregate principal amount of all affected series of outstanding Debt Securities issued thereunder, voting as one class.

Form, Exchange and Transfer

The denomination and face amount of each security is $ 25. The Debt Securities have been and may be issued and sold over time at prices based on the indicative value of such Debt Securities at such times, which may be significantly higher or lower than the face amount.

Certificated (i.e., definitive) notes may be registered or transferred at the office of DBTCA, as the bank’s current transfer agent for the transfer and exchange of the Debt Securities. Only the depositary will be entitled to transfer and exchange the note as described in this subsection, because it will be the only Holder of the Debt Security. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.